UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                     FORM 10
                   GENERAL FORM FOR REGISTRATION OF SECURITIES
     Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934

                             INTREORG SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

              Texas                                      45-0526215
----------------------------------                 ------------------------
 State or other jurisdiction of                    IRS Identification No.
  incorporation or organization

                          2000 Wadsworth Blvd, PMB 179
                               Lakewood, CO, 80214
            --------------------------------------------------------
              (Address of principal executive offices) (Zip Code)

                                  (303)988-3543
            --------------------------------------------------------
                           Issuer's telephone number

                           Securities to be registered
                         under Section 12(b) of the Act:

  Title of each class to be so                      Name of each exchange
           registered                              on which each class is
                                                      to be registered
----------------------------------                 ------------------------
         Not Applicable                                 Not Applicable


                        Securities to be registered under
                            Section 12(g) of the Act:
            --------------------------------------------------------
                           Common Stock; no par value
                                (Title of class)


Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check One).

Large accelerated filer          [___]         Accelerated filer           [___]

Non-accelerated filer            [___]         Smaller reporting company   [_X_]
(Do not check if a
 smaller reporting company)


                                      TABLE OF CONTENTS



                                           TITLE                                     PAGE NUMBER
-------        -------------------------------------------------------------------   -----------
Item 1         BUSINESS                                                                    2

Item 1A        RISK FACTORS                                                                9

Item 2         FINANCIAL INFORMATION                                                       13

Item 3         PROPERTIES                                                                  18

Item 4         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT              19

Item 5         DIRECTORS AND EXECUTIVE OFFICERS                                            20

Item 6         EXECUTIVE COMPENSATION                                                      24

Item 7         CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                              27

Item 8         LEGAL PROCEEDINGS                                                           28

Item 9         MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND         28
               RELATED STOCKHOLDER MATTERS

Item 10        RECENT SALES OF UNREGISTERED SECURITIES                                     29

Item 11        DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED                     33

Item 12        INDEMNIFICATION OF DIRECTORS AND OFFICERS                                   34

Item 13        FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA                                 35

Item 14        CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND             56
               FINANCIAL DISCLOSURE

Item 15        FINANCIAL STATEMENTS AND EXHIBITS                                           56

ITEM 1.  BUSINESS

GENERAL

The following is a summary of some of the information contained in this document. Unless the context requires otherwise, references in this document to "INTREorg" or the "Company" are to INTREorg Systems, Inc.

ABOUT INTREORG SYSTEMS, INC.

INTREorg Systems, Inc. was formed as a Texas corporation on November 3, 2003. The Company is filing Form 10 on a voluntary basis in order to become a 12(g) registered company under the Securities Exchange Act of 1934.

BUSINESS PLAN

INTREorg Systems Inc. ("INTREorg" or "The Company") has developed a business plan to become an integrated provider of outsourced information technology ("IT") services, Software as a Service (SaaS) applications, enterprise support, and business process outsourcing services. INTREorg's target market is publicly-traded, emerging growth companies in need of rapidly expanded IT services. Primarily the Company intends to focus on publicly traded companies to allow it to evaluate the financial position and business situation of prospective clients due to the inherent transparency required with publicly traded firms.

The primary focus of the Company is to provide outsourced, day-to-day IT operations to emerging companies in need of state-of-the-art IT services, tools and processes. INTREorg focuses on providing IT services and systems to emerging, technologically sophisticated companies that have grown beyond their ability to manage their network. Additionally, the Company intends to provide infrastructure services and products to meet the specific demands of INTREorg customers. All of the Company's services will be offered individually or bundled as a comprehensive solution.

IT OUTSOURCING SYSTEMS

INTREorg Systems plans to provide Information Technology solutions to assist the Company's clients in assessing their business needs and identifying the IT solutions to meet these needs. INTREorg intends to deliver services that include the selection and implementation of packaged software and the design, construction, testing, and integration of new systems.

The primary focus of INTREorg's IT Outsourcing Services will be to assume all of the responsibility of a client's IT organization. In most cases, INTREorg would evaluate the client's current personnel and augment that expertise with the Company's extensive IT experience as well as its industry partners. This approach is designed to allow INTREorg to help the Company's customers minimize the costs associated with acquiring and training an IT staff--allowing them to focus their time and resources on their core business.

INTREorg's  IT  Outsourcing   Services   segment  will  provide  help  desk  and
infrastructure support around-the-clock (24x7x365) for its clients, its end-users and other constituencies. The Company intends to maintain and support a full range of its clients' IT and business process infrastructures from network environments to computing systems, and from shrink-wrapped applications to advanced proprietary and acquired application systems.

END USER SERVICES

INTREorg intends to manage each of the client's assets to ensure that each of their end user's PC and other devices run consistently and at maximum efficiency. INTREorg provides the staffing, management and processes needed to manage the whole enterprise, meeting desired service levels while leveraging clients' existing infrastructure investments. INTREorg intends to help companies increase end user productivity while decreasing their downtime. End user services include:

     o    Help Desk--call management, problem solving and problem resolution
     o    Desktop Services--installations, upgrades and software problems
     o Procurement and Product Services--streamlined, controlled and managed procurement process and certified product reseller

COMPUTING SERVICES

INTREorg intends to help its customers manage all of their computing resources helping them manage their network resources more effectively. Computing Services include:

     o    IT Backup and Recovery Services
     o    Data Center Outsourcing
     o    Database Management
     o    Facility Management

NETWORK MANAGEMENT SERVICES

INTREorg intends to manage its clients' entire Wide Area Network (WAN) for maximum performance and reliability. The Company will use its internal expertise in conjunction with its clients' personnel to manage disparate carriers and providers to provide maximum up time and higher efficiencies. Network Management Services will include:

     o Managed Communication Services--enhancing the performance and reliability of critical networks and connectivity
     o Remote Access Services--Support secure and cost-effective remote access using the latest in wireless and wired technology
     o On site Network Management--maximizing network uptime and device functionality

SECURITY SERVICES

The Company provides custom security solutions for its clients, regardless of the size or complexity of their system. INTREorg works with its clients to identify key threats and risks and create customized security policies, and then install, implement and manage the security solution. Security services include:

     o    Network Security--intrusion detection, secure VPN access
     o    Application Security--monitor and protect email and web content
     o    Security  Monitoring--effective   monitoring  and  management  of  the
          client's network

APPLICATIONS SERVICES

Applications Services include services such as application development and maintenance, including the development and maintenance of custom and packaged application software for customers and application systems migration and testing, which includes the migration of applications from legacy environments to current technologies, as well as, performing quality assurance functions on custom applications. INTREorg also intends to provide other applications services such as application assessment and evaluation, hardware and architecture consulting, systems integration, and INTREorg-based services.

SOFTWARE AS A SERVICE (SAAS)

INTREorg Systems, Inc. is currently developing a SaaS software delivery as part of its overall business plan. The Company believes that this model offers significant advantages over conventional software deployment, as well as, traditional web-based ASP models. Traditionally, software has been thought of as a stand-alone product that is purchased separately and installed on individual computers.

The Company believes that customized software offers no specific advantage to their business and that it is their delivery processes that are unique. By offering standard, off-the-shelf software via the web using multi-tenant architecture, INTREorg intends to offer a variety of applications to its clients at a fraction of the cost of client purchased software. SaaS software is network-based and centrally deployed and managed. These applications are accessed via the web and are available anytime and anywhere there is an Internet connection. Software updates and patches are handled in one central location

Software delivered via SaaS:

     o    Customer Relations Management
     o    Video Conferencing
     o    Human Resources
     o    Accounting and Email
     o    Enterprise Resource Planning
     o    Document Management

The Company is focusing on marketing the IT outsourcing portion of the business to drive the SaaS model.

INTREORG'S LINES OF BUSINESS

INTREorg  Systems,  Inc.  offers  services  under two primary lines of business:
Industry Solutions and Consulting and Applications Solutions. The Company considers these lines of business to be reportable segments and include financial information and disclosures about these reportable segments in its financial statements. Based on a quantitative and qualitative analysis of varying factors, the Company may increase or decrease the amount of ongoing investment in each of these business areas, make acquisitions that strengthen its market position, divest, exit, or downsize aspects of a business area.

INFRASTRUCTURE SOLUTIONS

INTREorg's Infrastructure Solutions group will be responsible for defining the technology strategies for the Company's Industry Solutions customers and INTREorg while actively enforcing Capability Maturity Model Integration (CMMI) methodologies. This group identifies new technology offerings and innovations that deliver value to the Company's customers. It manages, updates and maintains the technology infrastructure for the Company's customers and us, including networks, data centers, help desks, mainframes, servers, storage, and workspace computing. It also provides senior technology consultants to assist the Company's customers with more complex technology transformations. It manages, resolves and documents problems in the Company's customers' computing environments. The group will also provide comprehensive monitoring, planning, and safeguarding of information technology systems against intrusion by monitoring system and network status, collecting and analyzing data regarding system and network performance, and applying appropriate corrective actions. All of these activities are designed to either be performed at customer facilities or delivered through centralized data processing centers that the Company intends to maintain.

CONSULTING AND APPLICATIONS SOLUTIONS

The Consulting and Applications Services Group intends to provide global consulting and integration services, applications development and management services, and applications outsourcing services to the Company's client base. These services are designed to be delivered on-site and offshore, providing innovative industry focused solutions. Leading through domain expertise to provide performance improvement, business and technology architecture and transformation these services will include: enterprise applications implementation and integration; the development and maintenance of custom and packaged applications; application systems migration; testing; migration of applications from legacy environments to current technologies; and performing quality assurance functions on custom applications.

INTREORG SYSTEMS, INC. PERSONNEL

The markets for IT personnel and business integration professionals are intensely competitive. A key part of the Company's business strategy is the hiring, training, and retaining of highly motivated personnel with strong character and leadership traits. INTREorg believes that employing associates with such traits is -- and will continue to be -- an integral factor in differentiating us from the Company's competitors in the IT industry. In seeking such associates, INTREorg will screen candidates for employment through a rigorous interview process. In addition to competitive salaries, INTREorg intends to distribute cash bonuses that are paid promptly to reward excellent performance, and the Company intends to adopt an annual incentive plan based on the Company's performance in relation to the Company's business and financial targets.

COMPETITIVE FEATURES

INTREorg Systems, Inc. intends to offer a unique blend of premium IT services designed to assist the Company's clients in improving financial and operational performance across their enterprise. INTREorg intends to develop business strategies and technology solutions that address their specific needs while providing them with increased competitive advantage. INTREorg intends that five core values may differentiate INTREorg from the competition:

         1.       DELIVERY PERFORMANCE

INTREorg's delivery performance is based on a carefully designed business plan, highly-skilled consultants, technical expertise, and well designed implementation and support methodologies. INTREorg will emphasize strong quality assurance and project management to achieve rapid and successful deployment of the Company's solutions.

         2.       FLEXIBLE APPLICATION DELIVERY

INTREorg believes it can provide the Company's customers sophisticated business software at a fraction of the cost of traditional client-based software delivery. By leveraging the inherent flexibility and cost savings of the SaaS software delivery model, this is an ideal solution for rapidly growing customers that must have scalable solutions for their rapidly changing business environment.

         3.       VERTICAL EXPERTISE

INTREorg intends to combine vertical-industry knowledge with a proven core of key strategic technologies to offer to serve customers' needs and offer tailored and innovative strategies and solutions.

         4.       TECHNOLOGY EXCELLENCE

INTREorg intends to deliver its services by blending proven software and business practices to build scalable custom solutions. The Company believes its team of professionals has the technology expertise to offer comprehensive strategies and solutions.

         5.       OPERATIONAL METRICS

INTREorg's  intent  is  to  maintain   operational   excellence,   tracking  key
performance   indicators  and  well-defined  operating  metrics  to  manage  the
Company's consulting resources, Company utilization and gross margin.

         6.       INFORMATION BASED SALES AND MARKETING EFFORTS

INTREorg has developed a set of metrics by which each client's needs and that client's potential profitability can be assessed. As a result, INTREorg's intent is to focus its sales and marketing efforts on growing public companies where publicly reported information is available to assess the potential needs, revenue and profitability of a client. This approach allows the Company to be focused in its sales and marketing efforts, to bring solutions to the accounting, and internal controls and procedures issues inherent in public financial reporting.

BUSINESS STRATEGY

The Company's business strategy is to position INTREorg's Company as the leading provider of premium IT services for both the middle market and divisions of Global 2000 companies. INTREorg believes it can attain this strategic objective by delivering a range of business and technology offerings. This approach enables the Company to attain its business strategy objective. INTREorg intends to maximize the Company's ability to deliver the following capabilities:

     o Envision and realize strategic business solutions to serve the Company's clients by delivering industry-based process re-engineering services coupled with strategic technology management services.
     o Implement Corporate Performance Management solutions to improve financial performance and operating metrics across a client's enterprise.
     o Optimize business processes to improve the delivery of products and services.
     o    Provide program and project management.
     o Offer a complete range of managed IT services that enable the Company's middle-market clients to concentrate on their core business, while being assured their technical infrastructure will support them as they grow.
     o Leverage the Company's blend of industry and technology expertise across all of the Company's service offerings.

COMPETITION

The Company intends to offer a full spectrum of IT consulting and Software services and expertise to ensure the success of IT projects to small and middle market companies. Competitors include IT solutions providers, in-house technical staff, software product companies with extended service organizations, international outsourcers of IT development, application and Web hosting firms and specialized providers of CPM/BAM/BI. There is significant competition in the management and IT consulting services space. Mergers or consolidations in this market will create more larger or better-capitalized competitors with enhanced abilities to attract and retain professionals. INTREorg also believes that the principle criteria considered by prospective clients when selecting a consulting firm include skills and capabilities of consultants, cost to value ratios, scope of services, service model approach, global presence, industry and technical expertise, reputation and quality of past work, perceived value and a results orientation.

The following is a representative list of competitors in the IT and management consulting services space:

     o Technical Consulting/Systems integrators: Accenture, Collaborative Consulting, CMGI, EDS, IBM Global Services, Inforte, Keane Consulting, LogicaCMG, Perficient, and Sapient;

     o    Business SaaS providers;

     o    Email outsourcing firms;

     o Management/Business Consulting firms: Bain & Company, Booz-Allen & Hamilton, Boston Consulting Group, Diamond Management and Technology Consultants, Inc., and McKinsey & Company;

     o    Corporate Performance  Management (CPM) / Business Activity Monitoring
          (BAM) / Business Intelligence (BI) providers: AnswerThink, Hitachi Consulting Corporation, Informatica Corporation, ISA, Hewlett-Packard, Longview Solutions, Oracle, Palladium Consulting; and

     o    Computer    hardware,    software   and   service    vendors:    Dell,
          Hewlett-Packard, IBM, Oracle and SAP.

EMPLOYEES

As of May 27, 2008, INTREorg had no full time employees. The officers and directors currently provide certain services dedicated to current corporate and business development activities on an as needed part-time basis. Officers currently serve up to 20 hours per week.

CAPITAL STRUCTURE

INTREorg currently has 100,000,000 shares of common stock, no par value per share, authorized by the Company's articles of incorporation as amended. As of May 27, 2008, the Company had 9,696,016 shares of INTREorg common stock issued and outstanding

The Company has 10,000,000 shares of preferred stock, no par value per share, authorized by the Company's articles of incorporation. As of May 27, 2008, the Company had no shares of INTREorg preferred stock issued and outstanding as a result of the conversion of preferred shares to common

There is no public trading market for INTREorg stock at the present time.

FINANCIAL INFORMATION ABOUT GEOGRAPHIC AREAS

All of the Company's revenues are presently designed to be derived from customers within the United States. All of the Company's assets are currently located in the United States.

ADMINISTRATIVE OFFICES

The Company's principal mailing address is 2000 Wadsworth Blvd., PMB 179, Lakewood, Colorado 80214, and the telephone number is (303)988-3543; and the facsimile number is (303)237-1661. The Company does not currently pay monthly rent for the use of this mailing address. The Company will office out of the homes of its executive officers until additional capital is raised.

ITEM 1A.  RISK FACTORS


                           FORWARD LOOKING STATEMENTS

This registration statement includes forward-looking statements, including, without limitation, statements relating to INTREorg plans, strategies, objectives, expectations, intentions and adequacy of resources. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause INTREorg's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These factors include, among others, the following: ability of INTREorg to implement its business strategy; ability to obtain additional financing; INTREorg's limited operating history; unknown liabilities associated with future acquisitions; ability to manage growth; significant competition; ability to attract and retain talented employees; and future government regulations; and other factors described in this registration statement or in other of INTREorg filings with the Securities and Exchange Commission. INTREorg is under no obligation, to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                                  RISK FACTORS

                          GENERAL BUSINESS RISK FACTORS

DEVELOPMENT STAGE BUSINESS

INTREorg Systems, Inc. commenced operations in November 2003 and is organized as a corporation under the laws of the State of Texas. Accordingly, INTREorg has only a limited history upon which an evaluation of its prospects and future performance can be made. INTREorg's proposed operations are subject to all business risks associated with new enterprises. The likelihood of INTREorg's success must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the expansion of a business, operation in a competitive industry, and the continued development of advertising, promotions and a corresponding customer base. There is a possibility that INTREorg could sustain losses in the future. There can be no assurances that INTREorg will even operate profitably.

DEPENDENCE ON MANAGEMENT

In the early stages of development INTREorg's business will be significantly dependent on INTREorg's management team. INTREorg's success will be particularly dependent upon President and CEO Denis L. Iler. Mr. Iler will rely on the active support of his leadership team: Austin Andres, the Company's COO, and Jeff Huitt, the Company's CFO. The loss of any one of these individuals could have a material adverse effect on INTREorg. Management is not working full time for the Company and each devotes about twenty hours per week to the operations of the Company.

DEPENDENCE UPON OUTSIDE CONTRACTORS OR ADVISORS

To supplement the business experience of its officers and directors, INTREorg may be required to employ contractors, accountants, technical experts, appraisers, attorneys, or other consultants or advisors. INTREorg's Management, without any input from shareholders, will make the selection of any such advisors. Furthermore, it is anticipated that such persons may be engaged on an "as needed" basis without a continuing fiduciary or other obligation to INTREorg. In the event INTREorg considers it necessary to hire outside contractors or advisors, they may elect to hire persons who are affiliates, if they are able to provide the required services.

RISKS OF BORROWING

If INTREorg incurs indebtedness, a portion of its cash flow will have to be dedicated to the payment of principal and interest on such indebtedness. Typical loan agreements also might contain restrictive covenants, which may impair INTREorg's operating flexibility. Such loan agreements would also provide for default under certain circumstances, such as failure to meet certain financial covenants. A default under a loan agreement could result in the loan becoming immediately due and payable and, if unpaid, a judgment in favor of such lender which would be senior to the rights of shareholders of INTREorg. A judgment creditor would have the right to foreclose on any of INTREorg's assets resulting in a material adverse effect on INTREorg's business, operating results or financial condition.

RISK OF NEW VENTURE

INTREorg is a development stage business. The Company has a limited history of operation and no history of earnings. As a new development it will be subject to all of the difficulties associated with establishing a new business enterprise, including the following: hiring and retaining skilled employees or contractors; licensing, permitting, and operating problems; competing with established operators; and implementing the business infrastructure and support systems to effectively carryout the business plan.

GENERAL ECONOMIC CONDITIONS

The financial success of INTREorg may be sensitive to adverse changes in general economic conditions in the United States such as recession, inflation, unemployment, and interest rates. Such changing conditions could reduce demand in the marketplace for the IT Outsourcing services which is INTREorg's business. Management believes that the services developed by INTREorg will maintain value long term. Nevertheless, INTREorg has no control over these changes.

NEED FOR ADDITIONAL FINANCING

INTREorg has very limited funds and such funds will not be adequate to carry out the business plan without borrowing significant funds. The ultimate success of INTREorg may depend upon its ability to raise additional capital. INTREorg has not investigated the availability, source, or terms that might govern the acquisition of additional capital and will not do so until it determines a need for additional financing. If additional capital is needed, there is no assurance that funds will be available from any source or, if available, that they can be obtained on terms acceptable to INTREorg. If not available, INTREorg's operations will be limited to those that can be financed with its modest capital.

LACK OF REVENUE HISTORY

The Company was incorporated under the laws of the State of Texas on November 3, 2003. The Company was organized for the purpose of providing internet consulting and "back office" services to other companies. The Company has not earned significant revenues from limited principal operations. The Company is not profitable and the business effort is considered to be in an early development stage. INTREorg Systems, Inc. must be regarded as a new or development venture with all of the unforeseen costs, expenses, problems, risks and difficulties to which such ventures are subject.

NO ASSURANCE OF SUCCESS OR PROFITABILITY.

There is no assurance that INTREorg will ever operate profitably. There is no assurance that it will generate revenues or profits, or that the value of INTREorg's shares will be increased thereby.


                    RISK FACTORS RELATING TO THE COMMON STOCK

HIGHLY SPECULATIVE NATURE OF INVESTMENT

Due to the highly speculative nature of INTREorg's business, Investors should not invest unless they can financially bear the loss of their entire investment. Investment should, therefore, be limited to that portion of discretionary funds not needed for normal living purposes or for reserves for disability and retirement.

REGULATION OF PENNY STOCKS

The Company's securities are subject to a Securities and Exchange Commission rule that imposes special sales practice requirements upon broker-dealers who sell such securities to persons other than established customers or accredited investors. For purposes of the rule, the phrase "accredited investors" means, in general terms, institutions with assets in excess of $5,000,000, or individuals having a net worth in excess of $1,000,000 or having an annual income that exceeds $200,000 (or that, when combined with a spouse's income, exceeds $300,000). For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Consequently, the rule may affect the ability of broker-dealers to sell the Company's securities and also may affect the ability of purchasers in this offering to sell their securities in any market that might develop therefore.

In addition, the Securities and Exchange Commission has adopted a number of rules to regulate "penny stocks." Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, 15g-7, and 15g-9 under the Securities Exchange Act of 1934, as amended. Because the securities of the Company may constitute "penny stocks" within the meaning of the rules, the rules would apply to the Company and to its securities. The rules may further affect the ability of owners of Shares to sell the securities of the Company in any market that might develop for them.

Shareholders should be aware that, according to Securities and Exchange Commission, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) "boiler room" practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. The Company's management is aware of the abuses that have occurred historically in the penny stock market. Although the Company does not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to the Company's securities.

BLUE SKY CONSIDERATIONS

Because the securities registered hereunder have not been registered for resale under the blue sky laws of all states, the holders of such shares and persons who desire to purchase them in any trading market, should be aware that there may be significant state blue-sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities in any particular state. Some jurisdictions may not under any circumstances allow the trading or resale of blind-pool or "blank-check" securities. Accordingly, investors should consider the secondary market for the Company's securities to be a limited one.

NO FORESEEABLE DIVIDENDS

The Company has not paid dividends on its Common Stock and does not anticipate paying such dividends in the foreseeable future.

NO ASSURANCE OF SUCCESS OR PROFITABILITY

There is no-assurance that the Company will acquire a favorable business opportunity. Even if the Company should become involved in a business opportunity, there is no assurance that it will generate revenues or profits, or that the market price of the Company's common stock will be increased thereby.

LACK OF DIVERSIFICATION

Because of the limited financial-resources that the Company has, it is unlikely that the Company will be able to diversify its acquisitions or operations. The Company's probable inability to diversify its activities into more than one area will subject the Company to economic fluctuations within a particular business or industry and therefore increase the risks associated with the Company's operations.

ITEM 2.  FINANCIAL INFORMATION

The following discussion is intended to provide an analysis of the Company's financial condition and should be read in conjunction with INTREorg's financial statements and the notes thereto set forth herein. The matters discussed in these sections that are not historical or current facts deal with potential future circumstances and developments. INTREorg's actual results could differ materially from the results discussed in the forward-looking statements. Factors that could cause or contribute to such differences include those discussed below.

OVERVIEW

The Company was incorporated under the laws of the State of Texas on November 3, 2003. The Company was organized for the purpose of providing internet consulting and "back office" services to other companies. The Company's fiscal year end is December 31.

BASIS OF PRESENTATION - DEVELOPMENT STAGE COMPANY

To date the Company has not earned significant revenues from limited principal operations. Accordingly, the Company's activities have been accounted for as those of a "Development Stage Enterprise" as set forth in Financial Accounting Standards Board Statement No. 7 ("SFAS 7"). Among the disclosures required by SFAS & are that the Company's financial statements be identified as those of a development stage company, and that the statements of operations, stockholders' equity (deficit) and cash flows disclose activity since the date of the Company's inception.

CRITICAL ACCOUNTING POLICIES

INTREorg has identified the policies below as critical to INTREorg business operations and the understanding of INTREorg results from operations. The impact and any associated risks related to these policies on the Company's business operations is discussed throughout this Financial Information section where such policies affect INTREorg's reported and expected financial results. For a detailed discussion on the application of these and other accounting policies, see Note 1 in the Notes to the Financial Statements beginning on page 42 of this document. Note that the Company's preparation of this document requires INTREorg to make estimates and assumptions that affect the reported amount of assets and liabilities, disclosure of contingent assets and liabilities at the date of INTREorg's financial statements, and the reported amounts of revenue and expenses during the reporting period. There can be no assurance that actual results will not differ from those estimates.

PLAN OF OPERATIONS WITH TWELVE MONTH BUDGET AND QUARTERLY GOALS

INTREorg intends to raise $250,000 in a private placement of common stock in the last half of 2008. The Company's operating budget for the $250,000 in capital it intends to raise is:

IT Implementation Consultant and Contract Officers        $36,000
Conference and Travel                                      16,000
Web Site and Internet                                      15,000
Legal and Accounting                                       35,000
Miscellaneous Fees                                          5,000
Debt Maturity                                              35,000
Bridge Note Interest                                       17,000
Working Capital and Operations                             91,000
                                                      ------------
                                                 TOTAL   $250,000

During the second quarter of 2008, the Company will use existing resources to complete the marketing materials and identify key potential clients. Efforts during the second quarter have resulted in the Company signing two service agreements in May 2008. These basic service agreements are with -

     o    Sun River Energy, Inc.; and
     o    Legacy Technology Holdings, Inc.

These signed basic service agreements allow the Company to begin specific evaluations of each client's needs and associated implementation plans and pricing. The Company can't predict specific revenue, if any as a result of these agreements as the development of implementation plans and pricing will drive the revenue opportunity.

The operational focus and goal of the second quarter 2008 is to sign 5 additional clients to basic services agreement which will be used to develop specific implementation plans for the IT products and services sold to each client. As discussed above, the Company has signed three basic service agreements. Work evaluating the clients needs and the preparation of implementation plans is underway and the Company will begin to implement the plans for each client towards the end of this quarter.

During the third quarter of 2008, the Company is planning on completing the installation and implementation work for its new clients. The Company will continue and slightly accelerate marketing efforts during this time frame as well.

During the fourth quarter of 2008, the Company will be focusing on product and service delivery for clients identified during the marketing process and continued marketing efforts to maintain a pipeline consistent with the 2008 operating budget.

It is likely that the Company will need additional funds to fully implement the projects for its clients, depending on the number of clients and the complexity of each project. The Company may raise additional funds via debt and/or equity as needed. No representation is made that any funds will be available when needed or on terms that are acceptable to the Company. In the event funds cannot be raised when needed, the Company may not be able to carry out its business plan, may never achieve sales or income, and could fail in business as a result of these uncertainties.

RESULTS OF OPERATIONS FOR YEARS ENDED DECEMBER 31, 2007 AND 2006

Revenues for the year ended December 31, 2007 were zero, representing no change from the period ended December 31, 2006. The Company is a development stage company and therefore has not recognized revenues from its activities.

General and administrative expenses for the year ended December 31, 2007 were $326,019 as compared to the year ending December 31, 2006 which were $416,450, a decrease of $90,431. The decrease in general and administrative expenses was primarily related to the scaling back of operations to match available resources and to allow management to focus its efforts on the business plan and within budgeted levels of expenditures.

During the year ending December 31, 2007, the net operating loss of $326,019 consisted of consulting and professional Fees of $154,850, legal and accounting fees of $77,528, director's fees of $18,120, office support and supplies of $35,854, conference and travel expenses of $19,268. During the year ended
December 31, 2007, we issued 800,000 shares to cover $24,120 of the above expenses.

We recorded a net loss of $383,975 during the year ended December 31, 2007 versus net loss of $313,398 for the year ended December 31, 2006. The $70,577 increase in net losses was due to the decrease of $90,431 offset by the $25,614 increase in interest expense and the decrease of $135,750 in debt forgiveness.

The Company's basic loss per share was $0.04 during the year ended December 31, 2007 versus a basic loss per share of $0.09 during the year ended December 31, 2006.

LIQUIDITY AND CAPITAL RESOURCES

At December 31, 2007, the Company had total current assets of $20,655, consisting of $9,577 in accounts receivable and $11,078 in advances receivable. At December 31, 2007, the Company did not have any cash on hand. At December 31, 2007, the Company had total liabilities of $1,460,709, all current, consisting of $462,225 in accounts payable, $493,640 in accrued expenses and liabilities and $504,386 in notes payable.

During the year ended December 31, 2007, the Company used $262,134 in operating activities compared to $279,213 during the year ended December 31, 2006. During the years ended December 31, 2007 and 2006, the Company had net losses of $383,975 and $313,398, respectively, that were not reconciled for any non-cash items.

During the year ended December 31, 2007, the Company did not receive or use any funds in its investing activities. During the year ended December 31, 2006, the Company used $1,000 to acquire investments.

During the year ended December 31, 2007, the Company raised $223,500 in bridge loans for a total of $504,386 in notes payable. The loans have interest rates ranging from 6% to 10% per annum and have due dates between 90 and 180 days. In connection with these notes, the Company has issued 2,947,000 shares of its restricted common stock as payment of interest of $26,900 on these notes.

During the year ended December 31, 2007, the Company issued 812,000 shares of its restricted common stock with a value of $8,120. Of the 800,000 shares, 512,000 shares were issued to directors of the Company.

The only sources of liquidity for the Company is from the sale of its capital stock or from loans. Its sole capital resources are its common and preferred stock.

INTREorg has very limited funds and such funds will not be adequate to carry out the business plan without borrowing significant funds. The ultimate success of INTREorg may depend upon its ability to raise additional capital. The Company plans to commence a $250,000 private placement in the last half of 2008. There is no assurance that funds will be available from any source or, if available, that they can be obtained on terms acceptable to INTREorg. If not available, INTREorg's operations will be limited to those that can be financed with its modest capital.

The Company has funded its operations primarily from the following sources:

     o    Equity proceeds through private placements of INTREorg securities;

     o    Loans and lines of credit; and

     o    Sales of equity investments.

RESULTS OF OPERATIONS FOR THE THREE MONTH PERIOD ENDED MARCH 31, 2008 COMPARED TO THE THREE MONTH PERIOD ENDED MARCH 31, 2007

During the three  months  ended  March 31,  2008 and 2007,  the  Company did not
recognize  any  revenues  from  its  business  activities.   The  Company  is  a
development stage company and is pre-revenue.

General and administrative expenses for the three months ended March 31, 2008 were $60,967 as compared to the three months ended March 31, 2007, which were $87,296, a decrease of $26,329. The decrease in general and administrative expenses was primarily related to the scaling back of operations to match available resources and to stay focused on the business plan and within budgeted levels of expenditures. During the three months ended March 31, 2007, general and administrative expenses consisted of consulting and professional fees of $46,450, legal and accounting fees of $9,244, office support and supplies of $4,105.

The Company recognized a net loss of $70,503 during the March 31, 2008 versus net loss of $93,469 during the three months ended March 31, 2007. The decrease of $22,966 is a result of the $26,329 decrease in general and administrative expenses off set by the $3,078 increase in interest expense. The Company's basic loss per share was less than $0.01 for the three months ended March 31, 2008 versus a basic loss per share of $0.02 for the three months ended March 31, 2007.

LIQUIDITY AND CASH FLOWS

At March 31, 2008, the Company had total current assets of $21,315, consisting of $9,577 in accounts receivable and $11,738 in advances receivable. At March 31, 2008, the Company did not have any cash on hand. At March 31, 2008, the Company had total liabilities of $1,526,597, all current, consisting of $521,339 in accounts payable, $502,651 in accrued expenses and liabilities and $499,386 in notes payable. At of March 31, 2008, the Company had a working capital deficit of approximately $1,505,282.

Cash used in the Company's operating activities totaled $3,038 during the three months ended March 31, 2008. Cash used in operating activities during the three months ended March 31, 2007 was $90,543. During the three months ended March 31, 2008 and 2007, the Company recognized net losses of $70,503 and $93,469, respectively, which were not adjusted for any non-cash items.

The Company did not receive or use any funds in investing activities during the three months ended March 31, 2008 and 2007.

At December 31, 2007, the Company had outstanding notes payable of $504,386. This represents bridge loans made by the Company. The bridge loans have interest rates ranging from 6% to 10% per annum and have due dates between 90 and 180 days. During the three months ended March 31, 2008, the Company issued 207,500 shares of its common stock with a value of $2,075 as payment on interest on these loans. During the three months ended March 31, 2008, the Company made a payment totaling $5,000 on these loans. At March 31, 2008, the loans had an outstanding balance of $499,386.

During the three months ended March 31, 2008, the Company issued 587,000 shares of its restricted common stock as payment for services rendered totaling $58,700. Of the 587,000 shares, 475,000 shares were issued to officers and directors of the Company, in lieu of salaries.

The only sources of liquidity for the Company is from the sale of its capital stock or from loans. Its sole capital resources are its common and preferred stock.

INTREorg has very limited funds and such funds will not be adequate to carry out the business plan without borrowing significant funds. The ultimate success of INTREorg may depend upon its ability to raise additional capital. The Company plans to commence a $250,000 private placement in the last half of 2008. There is no assurance that funds will be available from any source or, if available, that they can be obtained on terms acceptable to INTREorg. If not available, INTREorg's operations will be limited to those that can be financed with its modest capital.

The Company has funded its operations primarily from the following sources:

     o    Equity proceeds through private placements of INTREorg securities;

     o    Loans and lines of credit; and

     o    Sales of equity investments.

RECENT ACCOUNTING PRONOUNCEMENTS

In June 2006, the FASB issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes - An Interpretation of FASB Statement No. 109, (FIN 48). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements in accordance with FASB Statement No. 109, Accounting for Income Taxes. FIN 48 also prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return that results in a tax benefit. Additionally, FIN 48 provides guidance on de-recognition, income statement classification of interest and penalties, accounting in interim periods, disclosure, and transition. This interpretation is effective for the Company for its fiscal year ending June 30, 2008. The Company has not yet evaluated the effect that the application of FIN 48 may have, if any, on its future results of operations and financial condition.

In September 2006 the FASB issued SFAS No. 157, "Fair Value Measurements". SFAS No. 157 defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles and expands fair value disclosure requirements. SFAS No. 157 applies whenever another accounting standard requires (or permits) assets or liabilities to be measured at fair value, but does not expand the use of fair value to new circumstances. SFAS No. 157 is effective beginning in 2008. The Company has not yet determined the effect SFAS No. 157 will have on its financial statements.

In September 2006 the FASB issued SFAS No. 158, "Employers' Accounting for Defined Benefit Pension and Other Post Retirement Plans". SFAS No. 158 requires the Company to recognize the funded status of its post retirement plans on the balance sheet and recognize as a component of accumulated other comprehensive income the gains and losses, prior service costs or credits that occur during the financial year but are not recognized as components of the Company's pension costs This Statement is effective as of the beginning of its first fiscal year that begins after December 15, 2008. The Company does not expect application of SFAS No. 156 to have a material affect on its financial statements.

In February 2007 the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities - Including an amendment of FASB
Statement No. 115". SFAS No. 159 permits entities to choose to measure many financial instruments and certain other items at fair value. The amendment to SFAS No. 115 applies to all entities with investments in available-for-sale or trading securities. The statement is effective for fiscal years beginning after November 15, 2007. The Company has not yet determined the effect SFAS No. 159 will have on its financial statements.

ITEM 3.  PROPERTIES

The Company's principal mailing address is 2000 Wadsworth Blvd., PMB 179, Lakewood, Colorado 80214, and the telephone number is (303)988-3543; and the facsimile number is (303)237-1661. The Company does not currently pay monthly rent for the use of this mailing address. The Company will office out of the homes of its executive officers until additional capital is raised.

ITEM 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of INTREorg outstanding common stock by:

     o each person who is known by INTREorg to be the beneficial owner of five percent (5%) or more of INTREorg common stock;

     o    INTREorg's chief executive officer, its other executive officers,  and
          each  director  as  identified   in  the   "Management   --  Executive
          Compensation" section; and

     o    all of the Company's directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock and options, warrants and convertible securities that are currently exercisable or convertible within 60 days of the date of this document into shares of INTREorg common stock are deemed to be outstanding and to be beneficially owned by the person holding the options, warrants or convertible securities for the purpose of computing the percentage ownership of the person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

The information below is based on the number of shares of INTREorg common stock that INTREorg believes was beneficially owned by each person or entity as of May 27, 2008.

                                                            NUMBER OF SHARES OF
                                                               COMMON STOCK           PERCENT OF CLASS
NAME AND ADDRESS OF BENEFICIAL OWNER (1)                    BENEFICIALLY OWNED       BENEFICIALLY OWNED
--------------------------------------------------------- ------------------------ -----------------------

Russell K. Boyd, Chairman of the Board (2)                              1,234,000                   14.0%

Denis L. Iler, President, CEO, Director                                   125,000                    1.4%

Austin Andres, Chief Operating Officer, Director                          100,000                    1.1%

Jeff Huitt, Chief Financial Officer, Director (3)                         300,000                    3.4%

Redgie Green, Director                                                     25,000                     <1%

Wesley F. Whiting, Director                                                25,000                     <1%
                                                          ------------------------ -----------------------

All directors and executive officers as a group (six                    1,809,000                   20.5%
persons)
-----------------------------

(1) Except as noted above the business address for all listed individuals or entities is c/o INTREorg Services, Inc., 2000 Wadsworth Blvd., PMB 179, Lakewood, Colorado 80214.

(2) Mr. Boyd has Proxy Control of 900,000 shares previously held by Mr. Alton Smith. Mr. Boyd has direct control of 334,000 common shares representing 3.4% of the outstanding shares of common stock.

(3) Through Huitt Consulting, LLC.  Mr. Huitt is the Managing Member.

Rule 13d-3 under the Securities Exchange Act of 1934 governs the determination of beneficial ownership of securities. That rule provides that a beneficial owner of a security includes any person who directly or indirectly has or shares voting power and/or investment power with respect to such security. Rule 13d-3 also provides that a beneficial owner of a security includes any person who has the right to acquire beneficial ownership of such security within sixty days, including through the exercise of any option, warrant or conversion of a security. Any securities not outstanding which are subject to such options, warrants or conversion privileges are deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such person. Those securities are not deemed to be outstanding for the purpose of computing the percentage of the class owned by any other person. Included in this table are only those derivative securities with exercise prices that INTREorg believes have a reasonable likelihood of being "in the money" within the next sixty days.

ITEM 5.  DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information as to persons who currently serve as INTREorg's directors or executive officers, including their ages as of May 27, 2008.

NAME                             AGE        POSITION
-----------------------------    ---        ------------------------------------
Denis L. Iler                     44        President, CEO, Director
Austin Andres                     56        Chief Operating Officer, Director
Jeff Huitt                        46        Chief Financial Officer, Director
Redgie Green                      53        Director
Wesley F. Whiting                 73        Director
Russell K. Boyd                   37        Director and Chairman of the Board

INTREorg officers are elected by the board of directors at the first meeting after each annual meeting of INTREorg shareholders and hold office until their successors are duly elected and qualified under INTREorg bylaws.

The directors named above will serve until the next annual meeting of the Company's stockholders. Thereafter, directors will be elected for one-year terms at the annual stockholders' meeting. Officers will hold their positions at the pleasure of the board of directors absent any employment agreement. There is no arrangement or understanding between the directors and officers of the Company and any other person pursuant to which any director or officer was or is to be selected as a director or officer.

The directors and officers of the Company will not devote full time to the Company's affairs, but will devote sufficient time until the operations and working capital of the Company require more time to be devoted.

BIOGRAPHICAL INFORMATION

Management not devote full time to the Company's affairs, but will devote sufficient time until the operations and working capital of the Company require more time to be devoted and any time spent will be devoted to screening and assessing and, if warranted, negotiating to acquire business opportunities.

DENIS L. ILER, age 44, became Chief Executive Officer and a director of the Company in January 2008. Mr. Iler is currently the CEO and a member of the board of directors. He holds a Six Sigma Black Belt for Tandberg Data Corp. His primary responsibilities include Quality reporting to a major computer hardware supplier worldwide. He brings with him more than 20 years experience in the data storage industry. Previously, he served as Vice President of Quality and Customer support for Exabyte and Ecrix Corporations. While at Exabyte he also formed and managed its industry award-winning International Technical Support division. During this period he managed up to six Technical Support offices located throughout Europe and the Far East. His diverse background also includes Quality leadership and statistical analysis through the use of the Six Sigma methodology.

AUSTIN ANDRES, age 56, became Chief Operating Officer and a director of the Company in January 2008. Mr. Andres has served in numerous financial and information systems positions during his 22 year career with Qwest
Communications. He has extensive experience in leading and managing teams providing actionable information for operating decisions from diverse information sources. His current position focuses on delivery of financial and operational performance information to business units. Mr. Andres holds Master Degrees in Accounting from the University of Colorado - Denver and a Bachelor's Degree in Management Information Science from the University of Northern Colorado. He holds an inactive CPA license in the State of Colorado.

JEFF HUITT, age 46, became Chief Financial Officer and a director in April 2007. He also serves as Chief Financial Officer at XsunX, Inc. Located in the Golden, Colorado research facility, his responsibilities include operations management and coordination of resources. He has over 20 years experience in leadership positions of both larger organizations and start ups, most recently as President of Parking Stripes Advertising, a private start-up media company from October 2006 to August 2007. Prior to that, he was COO/CFO of a startup defense contractor guiding the company through high growth and a recapitalization from January 2004 to October 2006. His additional experience includes CFO of iSherpa Capital, from October 2001 to January 2004 and Controller of Qwest Wireless from 1996 to 2000. Mr. Huitt is a CPA and holds two degrees from the University of
Denver: a Bachelor of Science in Accounting and a Master's in Business Administration.

REDGIE GREEN, age 53, is Director of INTREorg Services, Inc. He has been Secretary and Director of Sun River Energy, Inc. since 1998. Mr. Green has been co-owner and operator of Green's B&R Enterprises, a wholesale donut baker since 1983. He has been an active investor in small capital and high-tech adventures since 1987. Mr. Green was a director of Colorado Gold & Silver, Inc. in 2000. He was a director for Houston Operating Company in late 2004 until December 2004. He recently served as a director for Mountains West Exploration, Inc. in 2005.

He is a Director of Cavion Technologies, Inc. (2006) and Aspeon, Inc. (2006) and has been appointed as an officer and director of Captech Financial, Inc. in May 2006. He served as a director of Baymark Technologies, Inc. 2005-2006.

WESLEY F. WHITING, Director, age 75. Mr. Whiting was President, director, and Secretary of Berge Exploration, Inc. (1978-88) and President, Vice President, and director of NELX, Inc. (1994-1998), and was Vice President and director of Intermountain Methane Corporation (1988-1991), and President of Westwind Production, Inc. (1997-1998). He was a director of Kimbell deCar Corporation from 1998, until 2000 and he has been President and a director of Sun River Energy, Inc. since 1998. He was a Director of Colorado Gold & Silver, Inc. from 1999 to 2000. He was President and director of Business Exchange Holding Corp. from 2000 to 2002 and Acquisition Lending, Inc. (2000-2002). He was director and Vice President of Utilitec, Inc, 1999 to 2002, and has been Vice President and director of Agro Science, Inc. since 2001. He was President and director of Premium Enterprises, Inc. from October 2002 to December 31, 2002. He is Vice President and director of Evergreen Associates, Inc. and Resource Science, Inc. He was appointed Director and Secretary of BSA SatelLINK, Inc. in 2002. He was President and Director of Fayber Group, Inc. 2003, 2005 when he resigned. He has also been Director of Life USA, Inc. since 2003. He has been appointed as an officer and director of Captech Financial, Inc. in May 2006. He served as a director of Baymark Technologies, Inc. 2005-2006. He is a director of Cavion Technologies, Inc. (2006) and Aspeon, Inc. (2006).

RUSSELL K. BOYD, age 37, has served as Chairman of the Board of Directors for the Company since November of 2004. He has extensive experience in the electronic data processing and consulting industries leading and managing project delivery teams. He currently is with Electronic Data Systems (EDS) for the past seven years working on a variety of service delivery and consulting projects. Prior to EDS, Mr. Boyd's career consists of progressively broader roles and responsibilities with TIER Technologies, Inc. He holds a Bachelor of Arts Degree in Computer Information Systems from Tarleton State University

COMMITTEES OF THE BOARD OF DIRECTORS

INTREorg is managed under the direction of its board of directors. INTREorg's board of directors plans to establish an audit committee as soon as practicable.

EXECUTIVE COMMITTEE

Members of the INTREorg Executive Committee are as follows: Denis L. Iler, Austin Andres and Jeff Huitt.

AUDIT COMMITTEE

INTREorg currently does not have an audit committee. When formed, the audit committee will be comprised solely of directors who are independent and financially literate, as required by the Securities Exchange Act of 1934, as amended, which INTREorg refers to as the Securities Exchange Act. At least one member of the committee will have accounting or related financial management expertise.

CONFLICTS OF INTEREST

The officers and directors of the Company will not devote more than a portion of their time to the affairs of the Company. There will be occasions when the time requirements of the Company's business conflict with the demands of their other business and investment activities. Such conflicts may require that the Company attempt to employ additional personnel. There is no assurance that the services of such persons will be available or that they can be obtained upon terms favorable to the Company.

CONFLICTS OF INTEREST - GENERAL.

Certain of the officers and directors of the Company may be directors and/or principal shareholders of other companies and, therefore, could face conflicts of interest with respect to potential acquisitions. In addition, officers and directors of the Company may in the future participate in business ventures, which could be deemed to compete directly with the Company. Additional conflicts of interest and non-arms length transactions may also arise in the future in the event the Company's officers or directors are involved in the management of any firm with which the Company transacts business. The Company's Board of Directors has adopted a policy that the Company will not seek a merger with, or acquisition of, any entity in which management serve as officers or directors, or in which they or their family members own or hold a controlling ownership interest. Although the Board of Directors could elect to change this policy, the Board of Directors has no present intention to do so. In addition, if the Company and other companies with which the Company's officers and directors are affiliated both desire to take advantage of a potential business opportunity, then the Board of Directors has agreed that said opportunity should be available to each such company in the order in which such companies registered or became current in the filing of annual reports under the Exchange Act subsequent to January 1, 1997.












                  (Remainder of page left blank intentionally)

ITEM 6.  EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

The following table sets forth this information by INTREorg, including salary, bonus and certain other compensation to the Company's Chief Executive Officer and named executive officers for the past three fiscal years.

                     Summary Executives' Compensation Table

------------------- ------- --------- -------- ------- -------- ------------- ----------- ------------ -------------
                                                                 NON-EQUITY   NON-QUALIFIED
                                                                 INCENTIVE    DEFERRED
                                               STOCK   OPTION       PLAN      COMPENS-ATIONALL OTHER
                             SALARY    BONUS   AWARDS  AWARDS   COMPENS-ATION  EARNINGS   COMPENS-ATION   TOTAL
 NAME & POSITION     YEAR     ($)       ($)     ($)      ($)        ($)          ($)          ($)          ($)
------------------- ------- --------- -------- ------- -------- ------------- ----------- ------------ -------------
Denis L. Iler,       2007      0         0       0        0          0            0            0            0
President, CEO &     2006      0         0       0        0          0            0            0            0
Director             2005      0         0       0        0          0            0            0            0
------------------- ------- --------- -------- ------- -------- ------------- ----------- ------------ -------------
Austin Andres,       2007      0         0       0        0          0            0            0            0
COO & Director       2006      0         0       0        0          0            0            0            0
                     2005      0         0       0        0          0            0            0            0
------------------- ------- --------- -------- ------- -------- ------------- ----------- ------------ -------------
                     2007   $15,900      0       0        0          0            0            0         $15,900
Jeff Huitt, CFO &    2006      0         0       0        0          0            0            0            0
Director (1)         2005      0         0       0        0          0            0            0            0
------------------- ------- --------- -------- ------- -------- ------------- ----------- ------------ -------------

(1)The Company pays Huitt Consulting, LLC $50 per hour for work performed by Jeff Huitt as the Company's contract CFO.


DIRECTOR COMPENSATION

The Company pays $500 for Directors fees for meeting attendance. Prior to the appointment of additional board members in April 2008, the Company had a single director. Board meetings were held monthly for routine matters. The sole director, Russell K. Boyd, earned $18,500 his services in 2005, 2006 and 2007. This amount was paid in the form of 212,000 shares of common stock issued
January 4, 2007. An Audit Committee has yet to be established therefore no compensation has been paid for this function.

The following table sets forth certain information concerning compensation paid to the Company's directors for services as directors, but not including compensation for services as officers reported in the "Summary Executives' Compensation Table" during the year ended December 31, 2007:

                                                                  Non-qualified
                                                 Non-equity          deferred
              Fees                             incentive plan      compensation        All other
              earned    Stock      Option     compensation ($)       earnings      compensation ($)   Total
    Name      or paid   awards     awards                              ($)                (1)          ($)
              in cash      ($)        ($)
                ($)
------------- --------- ---------- ---------- ------------------ ----------------- ------------------ -------
Russell K.     $ -0-      $18,500    $ -0-          $ -0-             $ -0-              $ -0-        $18,500
Boyd

Denis L.       $ -0-      $ -0-      $ -0-          $ -0-             $ -0-              $ -0-        $ -0-
Iler

Austin         $ -0-      $ -0-      $ -0-          $ -0-             $ -0-              $ -0-        $ -0-
Andres

Jeff Huitt     $ -0-      $ -0-      $ -0-          $ -0-             $ -0-              $ -0-        $ -0-


Redgie Green   $ -0-      $ -0-      $ -0-          $ -0-             $ -0-              $ -0-        $ -0-


Wesley F.      $ -0-      $ -0-      $ -0-          $ -0-             $ -0-              $ -0-        $ -0-
Whiting

OPTION/SAR GRANTS IN THE LAST FISCAL YEAR

There was no grant of stock options to the Chief Executive Officer and other named executive officers during the fiscal year ended December 31, 2007 and through March 31, 2008. The market value of the Company's common stock as of May 27, 2008 was none.

LONG TERM INCENTIVE PLANS/AWARDS IN LAST FISCAL YEAR

None were granted during the last fiscal year.

STOCK PURCHASE PLANS; PROFIT SHARING AND THRIFT PLANS

Presently the Company has no stock purchase plans, profit-sharing or thrift plans.

OPTIONS, WARRANTS OR RIGHTS

Presently the Company has no options, warrants or rights authorized.

EMPLOYMENT AGREEMENTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

Not applicable.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The INTREorg board of directors in its entirety acts as the compensation committee for INTREorg. Mr. Denis L. Iler is the Chief Executive Officer and a director of the Company.

STOCK OPTION PLAN

The Company intends to adopt an incentive stock option plan pursuant to which the board of directors may grant options to purchase shares of the Company's common stock to key employees, consultants and others. The plan will provide for the grant of incentive stock options with an exercise price of not less than the fair market value on the date of the grant as determined by the board of directors and will expire no later than the tenth anniversary of the date of grant.

AUDIT COMMITTEE

The Company does not have an Audit Committee. The members of the Board sit as the Audit Committee. No qualified financial expert has been hired because the Company is too small to afford such expense.

LIMITATION ON LIABILITY AND INDEMNIFICATION

INTREorg is a Texas corporation. The Texas Business Corporation Act (TBCA) provides that the articles of incorporation of a Texas corporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except that any such provision may not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) acts specified in TBCA (concerning unlawful distributions), or (iv) any transaction from which a director directly or indirectly derived an improper personal benefit. INTREorg's articles of incorporation contain a provision eliminating the personal liability of directors to INTREorg or INTREorg shareholders for monetary damages to the fullest extent provided by the TBCA.

The TBCA provides that a Texas corporation must indemnify a person who was wholly successful, on the merits or otherwise, in defense of any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal (a "Proceeding"), in which he or she was a party because the person is or was a director, against reasonable expenses incurred by him or her in connection with the Proceeding, unless such indemnity is limited by the corporation's articles of incorporation. INTREorg articles of incorporation do not contain any such limitation.

The TBCA provides that a Texas corporation may indemnify a person made a party to a Proceeding because the person is or was a director against any obligation incurred with respect to a Proceeding to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan) or reasonable expenses incurred in the Proceeding if the person conducted himself or herself in good faith and the person reasonably believed, in the case of conduct in an official capacity with the corporation, that the person's conduct was in the corporation's best interests and, in all other cases, his or her conduct was at least not opposed to the corporation's best interests and, with respect to any criminal proceedings, the person had no reasonable cause to believe that his or her conduct was unlawful. The Company's articles of incorporation and bylaws allow for such indemnification. A corporation may not indemnify a director in connection with any Proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or, in connection with any other Proceeding charging that the director derived an improper personal benefit, whether or not involving actions in an official capacity, in which Proceeding the director was judged liable on the basis that he or she derived an improper personal benefit. Any indemnification permitted in connection with a Proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with such Proceeding.

The TBCA, unless otherwise provided in the articles of incorporation, a Texas corporation may indemnify an officer, employee, fiduciary, or agent of the corporation to the same extent as a director and may indemnify such a person who is not a director to a greater extent, if not inconsistent with public policy and if provided for by its bylaws, general or specific action of its board of directors or shareholders, or contract. INTREorg articles of incorporation provide for indemnification of directors, officers, employees, fiduciaries and agents of INTREorg to the full extent permitted by Texas law.

INTREorg articles of incorporation also provide that INTREorg may purchase and maintain insurance on behalf of any person who is or was a director or officer of INTREorg or who is or was serving at the request of INTREorg as a director, officer or agent of another enterprise against any liability asserted against him or her and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not INTREorg would have the power to indemnify him or her against such liability.

                      EQUITY COMPENSATION PLAN INFORMATION

The Company has not established an equity compensation plan or Incentive Stock Option Plan at this time.

ITEM 7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

No officer or director of the Company has or proposes to have any direct or indirect material interest in any asset proposed to be acquired by the Company through security holdings, contracts, options, or otherwise.

The following table shows the issuances of stock, in lieu for services for compensation to officers or directors or affiliates in last two years and five months:

                      DATE OF     NUMBER OF
        NAME          ISSUANCE     SHARES     POSITION
-----------------    -----------  ---------   ----------
Russell K. Boyd       01/04/2007   212,000    Director

Huitt Consulting,
LLC*                  04/23/2007   300,000    *

                                              Chief
                                              Operating
Austin Andres         03/14/2008   100,000    Officer & Director

Russell K. Boyd       03/14/2008   200,000    Director

Redgie Green          03/14/2008    25,000    Director

                                              Chief
Denis L. Iler         03/14/2008   125,000    Executive
                                              Officer & Director

Wesley F. Whiting     03/14/2008    25,000    Director
                                  -----------
Total                              987,000

* Huitt Consulting, LLC is a company of which Mr. Jeff Huitt, the acting Chief Financial Officer and Director of the Company, is a managing member.

ITEM 8.  LEGAL PROCEEDINGS

INTREorg anticipates that it will from time to time become subject to claims and legal proceedings arising in the ordinary course of business. It is not feasible to predict the outcome of any such proceedings and INTREorg cannot assure you that their ultimate disposition will not have a material adverse effect on INTREorg business, financial condition, cash flows or results of operations.

ITEM 9. MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET INFORMATION

There is no current public trading market for the common stock and there is no assurance that one will develop in the near future, if ever. INTREorg will seek application to be listed on the over-the-counter bulletin board trading facility ("OTCBB") concurrent with filing this Form 10. The Company cannot assure that its shares will trade at or above the Company's net asset value.

HOLDERS

There are approximately 141 holders of record of INTREorg's common stock as of May 27, 2008.

ANNUAL MEETING

The annual meeting of INTREorg stockholders is expected to be held at a future date in 2008. This will be an annual meeting of stockholders for the election of directors. The annual meeting will be held at the Company's principal office or at such other place as permitted by the laws of the State of Texas and on such date as may be fixed from time to time by resolution of INTREorg's board of directors.

DIVIDEND POLICY

Holders of INTREorg common stock are not entitled to receive dividends. INTREorg has not declared or paid any dividends on INTREorg common shares and it does not plan on declaring any dividends in the near future. INTREorg currently intends to use all available funds to finance the operation and expansion of its business.

SHARES ELIGIBLE FOR FUTURE SALE

INTREorg currently has 9,696,016 shares of common stock outstanding at May 27, 2008. A current shareholder who is an "affiliate" of INTREorg, defined in Rule 144 as a person who directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with INTREorg will be required to comply with the resale limitations of Rule 144. As of date hereof a total of 8,313,516 shares have been held for 1 year or more and are eligible for resale under Rule 144. Sales by affiliates will be subject to the volume and other limitations of Rule 144, including certain restrictions regarding the manner of sale, notice requirements, and the availability of current public information about INTREorg. The volume limitations generally permit an affiliate to sell, within any three month period, a number of shares that does not exceed the greater of one percent of the outstanding shares of common stock or the average weekly trading volume during the four calendar weeks preceding his sale. A person who ceases to be an affiliate at least three months before the sale of restricted securities beneficially owned for at least one year may sell the restricted securities under Rule 144 without regard to any of the Rule 144 limitations, or in the case of a reporting company which has been reporting at least 90 days, a non-affiliate shareholder may sell without restriction after holding for six months.

ITEM 10.  RECENT SALES OF UNREGISTERED SECURITIES

----------------------------------- --------------- ------------------ --------------------
               NAME                      DATE       NUMBER OF SHARES       PRICE/SHARE
                                                                               ($)
----------------------------------- --------------- ------------------ --------------------
Schrunk, M                              01/17/2006             25,000                 0.01
----------------------------------- --------------- ------------------ --------------------
Bradford, N                             02/03/2006             10,000                 0.01
----------------------------------- --------------- ------------------ --------------------
Chambers, J                             02/03/2006             10,000                 0.01
----------------------------------- --------------- ------------------ --------------------
Childers, C                             02/03/2006             10,000                 0.01
----------------------------------- --------------- ------------------ --------------------
Schrunk, M                              02/07/2006            100,000                 0.01
----------------------------------- --------------- ------------------ --------------------
Barnett, M                              02/10/2006             10,000                 0.01
----------------------------------- --------------- ------------------ --------------------
McAdams, C                              02/13/2006             10,000                 0.01
----------------------------------- --------------- ------------------ --------------------
Sterk, D                                02/13/2006              5,000                 0.01
----------------------------------- --------------- ------------------ --------------------
Wood, M                                 02/13/2006             10,000                 0.01
----------------------------------- --------------- ------------------ --------------------
Mayfield, C                             02/14/2006              5,000                 0.01
----------------------------------- --------------- ------------------ --------------------
Walsh, B                                02/14/2006              5,000                 0.01
----------------------------------- --------------- ------------------ --------------------
Walsh, T                                02/14/2006              5,000                 0.01
----------------------------------- --------------- ------------------ --------------------

----------------------------------- --------------- ------------------ --------------------
               NAME                      DATE       NUMBER OF SHARES       PRICE/SHARE
                                                                               ($)
----------------------------------- --------------- ------------------ --------------------
Browne, D                               02/15/2006             15,000                 0.01
----------------------------------- --------------- ------------------ --------------------
Cheshire, L                             02/15/2006            100,000                 0.01
----------------------------------- --------------- ------------------ --------------------
Savant, T                               02/15/2006             50,000                 0.01
----------------------------------- --------------- ------------------ --------------------
Taylor, R                               02/15/2006             20,000                 0.01
----------------------------------- --------------- ------------------ --------------------
Miller, D                               02/16/2006             10,000                 0.01
----------------------------------- --------------- ------------------ --------------------
Hill, J                                 03/03/2006             10,000                 0.01
----------------------------------- --------------- ------------------ --------------------
Renard, P                               03/07/2006             20,000                 0.01
----------------------------------- --------------- ------------------ --------------------
Cawthon, M                              03/14/2006             50,000                 0.01
----------------------------------- --------------- ------------------ --------------------
Dameron, T                              03/14/2006             50,000                 0.01
----------------------------------- --------------- ------------------ --------------------
Running of the Bulls                    03/18/2006            250,000                 0.50
----------------------------------- --------------- ------------------ --------------------
Arndt, G                                03/23/2006             10,000                 0.01
----------------------------------- --------------- ------------------ --------------------
Callahan, C                             03/23/2006             10,000                 0.01
----------------------------------- --------------- ------------------ --------------------
Fitzgerald, S                           03/24/2006             10,000                 0.01
----------------------------------- --------------- ------------------ --------------------
Newberry, D                             03/24/2006             10,000                 0.01
----------------------------------- --------------- ------------------ --------------------
Fodor, R                                04/17/2006            230,000                 0.01
----------------------------------- --------------- ------------------ --------------------
Fry, G                                  04/19/2006            130,000                 0.01
----------------------------------- --------------- ------------------ --------------------
Baughman, B                             05/11/2006            100,000                 0.01
----------------------------------- --------------- ------------------ --------------------
Schrunk, M                              07/21/2006            100,000                 0.01
----------------------------------- --------------- ------------------ --------------------
Miller, D                               08/01/2006              2,500                 0.01
----------------------------------- --------------- ------------------ --------------------
Bradford, N                             08/02/2006              2,500                 0.01
----------------------------------- --------------- ------------------ --------------------
Chambers, J                             08/02/2006              2,500                 0.01
----------------------------------- --------------- ------------------ --------------------
Childers, C                             08/02/2006              2,500                 0.01
----------------------------------- --------------- ------------------ --------------------
Schrunk, M                              08/06/2006             25,000                 0.01
----------------------------------- --------------- ------------------ --------------------
Barnett, M                              08/09/2006              2,500                 0.01
----------------------------------- --------------- ------------------ --------------------
McAdams, C                              08/12/2006              2,500                 0.01
----------------------------------- --------------- ------------------ --------------------
Sterk, D                                08/12/2006              1,250                 0.01
----------------------------------- --------------- ------------------ --------------------
Wood, M                                 08/12/2006              2,500                 0.01
----------------------------------- --------------- ------------------ --------------------
Mayfield, C                             08/13/2006              1,250                 0.01
----------------------------------- --------------- ------------------ --------------------
Walsh, B                                08/13/2006              1,250                 0.01
----------------------------------- --------------- ------------------ --------------------
Walsh, T                                08/13/2006              1,250                 0.01
----------------------------------- --------------- ------------------ --------------------
Browne, D                               08/14/2006              3,750                 0.01
----------------------------------- --------------- ------------------ --------------------
Cheshire, L                             08/14/2006             25,000                 0.01
----------------------------------- --------------- ------------------ --------------------
Savant, T                               08/14/2006             40,000                 0.01
----------------------------------- --------------- ------------------ --------------------

----------------------------------- --------------- ------------------ --------------------
               NAME                      DATE       NUMBER OF SHARES       PRICE/SHARE
                                                                               ($)
----------------------------------- --------------- ------------------ --------------------
Taylor, R                               08/14/2006              5,000                 0.01
----------------------------------- --------------- ------------------ --------------------
Hill, J                                 08/30/2006              2,500                 0.01
----------------------------------- --------------- ------------------ --------------------
Renard, P                               09/03/2006              5,000                 0.01
----------------------------------- --------------- ------------------ --------------------
Cawthon, M                              09/10/2006             25,000                 0.01
----------------------------------- --------------- ------------------ --------------------
Dameron, T                              09/10/2006             25,000                 0.01
----------------------------------- --------------- ------------------ --------------------
Arndt, G                                09/19/2006              2,500                 0.01
----------------------------------- --------------- ------------------ --------------------
Callahan, C                             09/19/2006              2,500                 0.01
----------------------------------- --------------- ------------------ --------------------
Fitzgerald, S                           09/20/2006              2,500                 0.01
----------------------------------- --------------- ------------------ --------------------
Newberry, D                             09/20/2006              2,500                 0.01
----------------------------------- --------------- ------------------ --------------------
Cawthon, M                              10/02/2006             12,500                 0.01
----------------------------------- --------------- ------------------ --------------------
Dameron, T                              10/02/2006             12,500                 0.01
----------------------------------- --------------- ------------------ --------------------
Fodor, R                                10/17/2006            100,000                 0.01
----------------------------------- --------------- ------------------ --------------------
Fry, G                                  10/19/2006             70,000                 0.01
----------------------------------- --------------- ------------------ --------------------
Baughman, B                             11/07/2006             25,000                 0.01
----------------------------------- --------------- ------------------ --------------------
Brewbaker, L                            11/29/2006             10,000                 0.01
----------------------------------- --------------- ------------------ --------------------
Beck, T                                 11/30/2006             10,000                 0.01
----------------------------------- --------------- ------------------ --------------------
Childers, C                             11/30/2006             20,000                 0.01
----------------------------------- --------------- ------------------ --------------------
Miller, D                               11/30/2006              5,000                 0.01
----------------------------------- --------------- ------------------ --------------------
Newberry, D                             11/30/2006             10,000                 0.01
----------------------------------- --------------- ------------------ --------------------
Fitzgerald, S                           12/04/2006             10,000                 0.01
----------------------------------- --------------- ------------------ --------------------
Hendrix, A                              12/05/2006             10,000                 0.01
----------------------------------- --------------- ------------------ --------------------
JDT Inv Grp                             12/05/2006             25,000                 0.01
----------------------------------- --------------- ------------------ --------------------
Hendrix, C                              12/06/2006              5,000                 0.01
----------------------------------- --------------- ------------------ --------------------
Hendrix, T                              12/06/2006             10,000                 0.01
----------------------------------- --------------- ------------------ --------------------
Papa, R                                 12/08/2006             20,000                 0.01
----------------------------------- --------------- ------------------ --------------------
Greer, S                                12/11/2006             10,000                 0.01
----------------------------------- --------------- ------------------ --------------------
Bradford, N                             12/13/2006             10,000                 0.01
----------------------------------- --------------- ------------------ --------------------
Keenan, J                               12/13/2006              5,000                 0.01
----------------------------------- --------------- ------------------ --------------------
Webster, T                              12/13/2006             20,000                 0.01
----------------------------------- --------------- ------------------ --------------------
Dameron, T                              12/20/2006             50,000                 0.01
----------------------------------- --------------- ------------------ --------------------
Tindle, K                               12/20/2006             50,000                 0.01
----------------------------------- --------------- ------------------ --------------------
Savant, T                               12/31/2006             12,500                 0.01
----------------------------------- --------------- ------------------ --------------------
J H Brech LLC                           01/01/2007            300,000                 0.01
----------------------------------- --------------- ------------------ --------------------

----------------------------------- --------------- ------------------ --------------------
               NAME                      DATE       NUMBER OF SHARES       PRICE/SHARE
                                                                               ($)
----------------------------------- --------------- ------------------ --------------------
Macko, J                                01/02/2007            100,000                 0.01
----------------------------------- --------------- ------------------ --------------------
Boyd, K                                 01/04/2007            212,000                 0.01
----------------------------------- --------------- ------------------ --------------------
Bleicken, K                             01/08/2007             15,000                 0.01
----------------------------------- --------------- ------------------ --------------------
Parra, D                                01/08/2007             10,000                 0.01
----------------------------------- --------------- ------------------ --------------------
Armstrong, M                            01/09/2007             25,000                 0.01
----------------------------------- --------------- ------------------ --------------------
Bader, W                                01/11/2007             75,000                 0.01
----------------------------------- --------------- ------------------ --------------------
Callahan, C                             01/11/2007             10,000                 0.01
----------------------------------- --------------- ------------------ --------------------
Kozachenko, S                           01/11/2007             30,000                 0.01
----------------------------------- --------------- ------------------ --------------------
Vandeman, J                             01/11/2007             20,000                 0.01
----------------------------------- --------------- ------------------ --------------------
Vandeman, R                             01/11/2007             10,000                 0.01
----------------------------------- --------------- ------------------ --------------------
Fry, G                                  01/12/2007           (70,000)                 0.01
----------------------------------- --------------- ------------------ --------------------
Running of the Bulls                    01/12/2007            100,000                 0.01
----------------------------------- --------------- ------------------ --------------------
Haas, R                                 01/16/2007             50,000                 0.01
----------------------------------- --------------- ------------------ --------------------
Napolitano, T                           01/16/2007             50,000                 0.01
----------------------------------- --------------- ------------------ --------------------
Phifer, R                               01/16/2007            200,000                 0.01
----------------------------------- --------------- ------------------ --------------------
Burns, T                                01/18/2007             50,000                 0.01
----------------------------------- --------------- ------------------ --------------------
Grifka, A                               01/18/2007             30,000                 0.01
----------------------------------- --------------- ------------------ --------------------
Minyard, T                              01/18/2007            100,000                 0.01
----------------------------------- --------------- ------------------ --------------------
Bennett,  D                             01/26/2007             15,000                 0.01
----------------------------------- --------------- ------------------ --------------------
Harrison, J                             01/31/2007             10,000                 0.01
----------------------------------- --------------- ------------------ --------------------
Margolis, M                             02/02/2007            100,000                 0.01
----------------------------------- --------------- ------------------ --------------------
Cawthon, M                              02/05/2007             12,500                 0.01
----------------------------------- --------------- ------------------ --------------------
Simpson, J                              02/07/2007            100,000                 0.01
----------------------------------- --------------- ------------------ --------------------
Colina, J                               02/20/2007             50,000                 0.01
----------------------------------- --------------- ------------------ --------------------
Degarmo, K                              02/20/2007             50,000                 0.01
----------------------------------- --------------- ------------------ --------------------
Huddleston, M                           02/20/2007             50,000                 0.01
----------------------------------- --------------- ------------------ --------------------
Tindle, K                               02/20/2007            100,000                 0.01
----------------------------------- --------------- ------------------ --------------------
Uttamchandani, R                        02/23/2007             10,000                 0.01
----------------------------------- --------------- ------------------ --------------------
Cheshire, L                             03/02/2007             50,000                 0.01
----------------------------------- --------------- ------------------ --------------------
Shuey, E                                03/06/2007            110,000                 0.01
----------------------------------- --------------- ------------------ --------------------
G & E Grp                               03/07/2007             50,000                 0.01
----------------------------------- --------------- ------------------ --------------------
Greggains, N                            03/22/2007             50,000                 0.01
----------------------------------- --------------- ------------------ --------------------
Parra, E                                03/23/2007             40,000                 0.01
----------------------------------- --------------- ------------------ --------------------

----------------------------------- --------------- ------------------ --------------------
               NAME                      DATE       NUMBER OF SHARES       PRICE/SHARE
                                                                               ($)
----------------------------------- --------------- ------------------ --------------------
Altman, M                               03/29/2007             10,000                 0.01
----------------------------------- --------------- ------------------ --------------------
Daragan, D                              03/29/2007            100,000                 0.01
----------------------------------- --------------- ------------------ --------------------
Garnett, A                              03/29/2007            100,000                 0.01
----------------------------------- --------------- ------------------ --------------------
JKJB                                    04/05/2007            100,000                 0.01
----------------------------------- --------------- ------------------ --------------------
Szczech, K                              04/09/2007             80,000                 0.01
----------------------------------- --------------- ------------------ --------------------
Bus Fin Sys                             04/23/2007            100,000                 0.01
----------------------------------- --------------- ------------------ --------------------
Fry, G                                  04/23/2007             32,500                 0.01
----------------------------------- --------------- ------------------ --------------------
Huitt Consulting LLC                    04/23/2007            300,000                 0.01
----------------------------------- --------------- ------------------ --------------------
Goldman, M                              10/02/2007             50,000                 0.01
----------------------------------- --------------- ------------------ --------------------
Cooper Bus Solns                        10/10/2007             90,000                 0.01
----------------------------------- --------------- ------------------ --------------------
Peppe, R                                10/15/2007            250,000                 0.01
----------------------------------- --------------- ------------------ --------------------
D'Alessandro, D                         11/06/2007            100,000                 0.01
----------------------------------- --------------- ------------------ --------------------
Dameron, T                              12/05/2007             20,000                 0.01
----------------------------------- --------------- ------------------ --------------------
Andres, A                               03/14/2008            100,000                 0.01
----------------------------------- --------------- ------------------ --------------------
Armstrong, M                            03/14/2008             50,000                 0.01
----------------------------------- --------------- ------------------ --------------------
Barnett, M                              03/14/2008              2,500                 0.01
----------------------------------- --------------- ------------------ --------------------
Boyd, K                                 03/14/2008            200,000                 0.01
----------------------------------- --------------- ------------------ --------------------
Green, R                                03/14/2008             25,000                 0.01
----------------------------------- --------------- ------------------ --------------------
Iler, D                                 03/14/2008            100,000                 0.01
----------------------------------- --------------- ------------------ --------------------
Iler, D                                 03/14/2008             25,000                 0.01
----------------------------------- --------------- ------------------ --------------------
Whiting, W                              03/14/2008             25,000                 0.01
----------------------------------- --------------- ------------------ --------------------
Fry, G                                  04/21/2008            150,000                 0.01
----------------------------------- --------------- ------------------ --------------------
Papa, R                                 04/21/2008             20,000                 0.01
----------------------------------- --------------- ------------------ --------------------
Furfaro, M                              05/02/2008            175,000                 0.01
----------------------------------- --------------- ------------------ --------------------
                             TOTAL                          6,400,750
----------------------------------- --------------- ------------------ --------------------

ITEM 11.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

AUTHORIZED CAPITAL STOCK

COMMON STOCK

The Company's authorized capital stock consists of 100,000,000 shares of common stock, no par value per share. As of May 27, 2008, 9,351,016 shares of INTREorg's common stock were issued and outstanding.

The holders of INTREorg common stock have no preemptive rights. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which INTREorg may designate and issue in the future.

All Shares are equal to each other with respect to voting, liquidation, and dividend rights. Special Shareholders' meetings may be called by the officers or director, or upon the request of holders of at least one-tenth (1/10th) of the outstanding Shares. Holders of Shares are entitled to one vote at any Shareholders' meeting for each Share they own as of the record date fixed by the board of directors. There is no quorum requirement for Shareholders' meetings. Therefore, a vote of the majority of the Shares represented at a meeting will govern even if this is substantially less than a majority of the Shares outstanding. Holders of Shares are entitled to receive such dividends as may be declared by the board of directors out of funds legally available therefore, and upon liquidation are entitled to participate pro rata in a distribution of assets available for such a distribution to Shareholders. There are no conversion, pre-emptive or other subscription rights or privileges with respect to any Shares. Reference is made to our Articles of Incorporation and our By-Laws as well as to the applicable statutes of the State of Texas for a more complete description of the rights and liabilities of holders of Shares. It should be noted that the board of directors without notice to the Shareholders may amend the By-Laws. Our Shares do not have cumulative voting rights, which means that the holders of more than fifty percent (50%) of the Shares voting for election of directors may elect all the directors if they choose to do so. In such event, the holders of the remaining Shares aggregating less than fifty percent (50%) of the Shares voting for election of directors may not be able to elect any director.

PREFERRED STOCK

The Company's Articles of Incorporation authorize INTREorg to issue ten million (10,000,000) Shares of Preferred Stock, no par value per share. As of May 27, 2008, INTREorg had no shares of Preferred Stock issued and outstanding. The Board of Directors of the Company is authorized to issue the preferred stock from time to time in classes and series and is further authorized to establish such classes and series, to fix and determine the variations in the relative rights and preferences as between series, to fix voting rights, if any, for each class or series, and to allow for the conversion of preferred stock into common stock.

TRANSFER AGENT AND REGISTRAR

The transfer agent and registrar for INTREorg's common stock is Computershare Trust Company, of Golden, Colorado.

ITEM 12. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under the Company's Articles of Incorporation and By-Laws, the Company may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in the Company's best interest. No officer or director may be may be indemnified, however, where the officer or director acted committed intentional misconduct, fraud, or an intentional violation of the law.

The Company may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, the Company must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Texas.

Regarding the indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to officers and directors under Texas law, the Company is informed that, in the opinion of the Securities and Exchange
Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by the Company's officer(s), director(s), or controlling person(s) in connection with the securities being registered, we will, unless in the opinion of the Company's legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. The Company will then be governed by the court's decision.

ITEM 13. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

The audited financial statements of INTREorg Systems, Inc. for the years ended December 31, 2007 and 2006 appear as pages 36 through 46. The unaudited interim financial statements for the three months ended March 31, 2008 appear as pages 47 through 55.

                             INTREorg Systems, Inc.
                          (A Development Stage Company)

                           December 31, 2007 and 2006
                                     Audited

         (With Report of Independent Registered Public Accounting Firm)

                           Larry O'Donnell, CPA, P.C.

Telephone (303) 745-4545                               2228 South Fraser Street
Fax (303) 369-9384                                     Unit I

Email larryodonnellcpa@msn.com                         Aurora, Colorado    80014
www.larryodonnellcpa.com



             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
INTREorg Systems, Inc.

I have audited the accompanying balance sheets of INTREorg Systems, Inc., as of December 31, 2007 and 2006, and the related statements of loss, changes in stockholders' equity, and cash flows for the years then ended and the period from inception, November 3, 2003 to December 31, 2007. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audits.

I conducted my audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of INTREorg Systems, Inc. as of December 31, 2007 and 2006, and the results of its operations and cash flows for the years then ended and the period from inception, November 3, 2003 to December 31, 2007 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 4 to the financial statements, the Company's significant operating losses raise substantial doubt about its ability to continue as a going concern. Managements plans regarding these matters are described in the notes to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/Larry O'Donnell, CPA, P.C.
-----------------------------
Larry O'Donnell, CPA, P.C.
May 14, 2008

                             INTREorg Systems, Inc.
                          (A Development Stage Company)
                                 Balance Sheets

                                                                                         December 31,
                                                                                 2007                    2006
                                                                          --------------------    --------------------
ASSETS:

Current Assets:

          Cash                                                            $                 -     $             3,706

          Accounts Receivable                                                           9,577                   9,577

          Advances Receivable                                                          11,078                     500
                                                                          --------------------    --------------------
                  Total Current Assets
                                                                                       20,655                  13,783


Furniture and fixtures - net                                                           10,207                  10,207


Deposits                                                                                6,900                   6,900

Investment - Fusion Equity                                                              1,000                   1,000


TOTAL ASSETS                                                              $            38,762     $            31,890
                                                                          ====================    ====================


LIABILITIES & STOCKHOLDERS' EQUITY

Current Liabilities

          Cash Deficit                                                    $               458      $                -

          Accounts payable                                                            462,225                 316,993

          Accrued expenses and liabilities                                            493,640                 506,453

          Notes Payable                                                               504,386                 280,886
                                                                          --------------------    --------------------
                  Total Current Liabilities
                                                                                    1,460,709               1,104,332

Stockholders' Equity
Common Stock, no par value; 10,000,000 shares authorized

          8,567,416 and 5,120,416 shares issued and outstanding                       294,780                 260,310
          at December 31, 2007 and December 31, 2006 respectively

Preferred Stock, no par value; 2,000,000 shares authorized

          none and 169,100 shares issued and outstanding                              247,100                 247,100
          at December 31, 2007 and December 31, 2006 respectively


Deficit accumulated during the development stage                                   (1,963,827)             (1,579,852)
                                                                          --------------------    --------------------


                  Total Stockholders' equity                                       (1,421,947)             (1,072,442)
                                                                          --------------------    --------------------


TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                $            38,762     $            31,890
                                                                          ====================    ====================

    The accompanying notes are an integral part of these financial statements

                             INTREorg Systems, Inc.
                          (A Development Stage Company)
                            Statements of Operations


                                                                          Year Ended                   November 3, 2003
                                                               December 31,        December 31,         (Inception) to
                                                                   2007                2006              December 31,
                                                                                                             2007
                                                              ----------------    ----------------    -------------------
Revenue                                                       $             -     $             -     $                -


           Depreciation                                                     -                   -                  6,175

           General and administrative                                 326,019             416,450              1,979,750
                                                              ----------------    ----------------    -------------------


                   Total Expenses                                     326,019             416,450              1,985,925
                                                              ----------------    ----------------    -------------------


Net Operating Loss                                                   (326,019)           (416,450)            (1,985,925)
                                                              ----------------    ----------------    -------------------

Other Revenue / (Expense)


           Forgiveness of debt                                              -             135,750                135,750

           Interest Income                                                356                                        356

           Interest Expense                                           (58,312)            (32,698)              (114,008)
                                                              ----------------    ----------------    -------------------

Net Loss                                                      $      (383,975)    $      (313,398)    $       (1,963,827)
                                                              ================    ================    ===================

Net Income/Loss per share of common
stock                                                         $         (0.04)    $         (0.09)
                                                              ================    ================
Weighted average number of common
           shares outstanding                                       8,009,612           4,470,112
                                                              ================    ================


    The accompanying notes are an integral part of these financial statements

                             INTREorg Systems, Inc.
                          (A Development Stage Company)
                              Stockholders' Equity


                                                                                                        Deficit
                                                                                                     Accum. During
                                            Common Stock                 Preferred A Stock          the Development
                                     # of Shares      Amount         # of Shares       Amount            Stage            Totals
                                     -------------    -----------    ------------    -----------   ------------------  -------------


Balance - November 3, 2003                      -     $        -                     $        -    $               -   $          -

   Stock issued for cash                1,000,000          5,000                                                              5,000

     Net Loss for period                                       -                                             (3,325)         (3,325)
                                     -------------    -----------    ------------    -----------   ------------------  -------------
Balance - December 31, 2003             1,000,000          5,000               -              -              (3,325)          1,675
                                     -------------    -----------    ------------    -----------   ------------------  -------------

   Stock issued for cash                   33,000         16,500         169,100        169,100                             185,600

   Stock issued for services              145,833            729                                                                729

   Stock issued for compensation          448,333         13,518                                                             13,518

     Net Loss for period                                                                                   (605,823)      (605,823)
                                     -------------    -----------    ------------    -----------   ------------------  -------------
Balances - December 321, 2004                                            169,100
                                        1,627,166         35,747                        169,100            (609,148)      (404,301)


   Stock issued for cash                   64,000         32,000          76,000         76,000                             108,000

   Stock issued for services              297,000          8,850                                                              8,850

   Stock issued for compensation           61,000         30,500                                                             30,500

   Stock issued for interest              990,000          9,900           2,000          2,000                              11,900

     Net Loss for period                                                                                   (657,305)      (657,305)
                                     -------------    -----------    ------------    -----------   ------------------  -------------
Balances - December 31, 2005            3,039,166        116,997         247,100        247,100          (1,266,453)      (902,356)


   Stock issued for services              250,000        125,000                                                            125,000

   Stock issued for interest            1,831,250         18,313                                                             18,313

     Net Loss for period                                                                                   (313,399)       (313,399)
                                     -------------    -----------    ------------    -----------   ------------------  -------------
Balances - December 31, 2006            5,120,416        260,310         247,100        247,100          (1,579,852)     (1,072,442)


   Stock issued for services              812,000          8,120                                                              8,120

   Stock issued for interest            2,635,000         26,350                                                             26,350

     Net Loss for period                                                                                   (383,975)       (383,975)
                                     -------------    -----------    ------------    -----------   ------------------  -------------
Balances - December 31, 2007            8,567,416     $  294,780         247,100     $  247,100    $     (1,963,827)   $ (1,421,947)
                                     =============    ===========    ============    ===========   ==================  =============

    The accompanying notes are an integral part of these financial statements

                             INTREorg Systems, Inc.
                          (A Development Stage Company)
                            Statements of Cash Flows
                                (Indirect Method)

                                                                                                            November 3, 2003
                                                                                Year Ended                   (Inception) to
                                                                               December 31,                   December 31,
                                                                          2007               2006                 2007
                                                                     ---------------    ---------------    --------------------
Cash Flows from Operating Activities
Net Profit (Loss)                                                    $     (383,975)    $     (313,398)    $        (1,963,826)

          Depreciation                                                            -                  -                   6,165

Adjustments to reconcile net loss to net cash used by operating activities

Changes in operating assets and liabilities
          Increase in Accounts Receivable and Advances                      (10,578)              (500)                (20,655)

          Increase in Accounts Payable and accrued liabilities              132,419             34,585                 955,864

          Increase (Decrease) in Deposits                                         -                100                  (6,900)
                                                                     ---------------    ---------------    --------------------


Net Cash Flows Used by Operating Activities                                (262,134)          (279,213)             (1,029,352)
                                                                     ---------------    ---------------    --------------------

Cash Flows from Investing Activities

          Acquisition of Fixed Assets                                             -                  -                 (16,372)

          Acquisition of Investments                                              -             (1,000)                 (1,000)
                                                                     ---------------    ---------------    --------------------


Net Cash Flows Provided (Used) by Investing Activities                            -             (1,000)                (17,372)
                                                                     ---------------    ---------------    --------------------

Cash Flows from Financing Activities

          Increase in loans payable                                         223,500            132,000                 504,386

          Issuance of Preferred A Stock                                           -                  -                 247,100

          Issuance of Common Stock                                           34,470            143,313                 294,780
                                                                     ---------------    ---------------    --------------------


Net Cash Flows Provided by Financing Activities                             257,970            275,313               1,046,266
                                                                     ---------------    ---------------    --------------------


Net Increase (Decrease) in Cash                                              (4,164)            (4,900)                   (458)
                                                                     ---------------    ---------------    --------------------


Cash at Beginning of Period                                                   3,706             (1,394)                      -
                                                                     ---------------    ---------------    --------------------

Cash at End of Period                                                $         (458)    $       (6,294)    $              (458)
                                                                     ===============    ===============    ====================

Supplemental Disclosure of Cash Flow Information

          Cash paid for interest                                     $            -     $            -     $                 -
                                                                     ===============    ===============    ====================

          Cash paid for taxes                                        $            -     $            -     $                -
                                                                     ===============    ===============    ====================


    The accompanying notes are an integral part of these financial statements

                             INTREorg Systems, Inc.
                          Notes to Financial Statements
                                December 31, 2007

Note 1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization:

The Company was incorporated under the laws of the State of Texas on November 3, 2003. The Company was organized for the purpose of providing internet consulting and "back office" services to other companies. Also to pursue any other lawful business opportunity as decided upon by the board of directors. The Company's fiscal year end is December 31.

Basis of Presentation - Development Stage Company

The Company has not earned significant revenues from limited principal operations. Accordingly, the Company's activities have been accounted for as those of a "Development Stage Enterprise" as set forth in Financial Accounting Standards Board Statement No. 7 ("SFAS 7"). Among the disclosures required by SFAS & are that the Company's financial statements be identified as those of a development stage company, and that the statements of operations, stockholders' equity (deficit) and cash flows disclose activity since the date of the Company's inception.

Basis of Accounting

The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States.

Cash and Cash Equivalents

The Company considers all highly-liquid debt instruments, with an original maturity of three months, to be cash equivalents.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

                             INTREorg Systems, Inc.
                          Notes to Financial Statements
                                December 31, 2007

Net Loss Per Share

Net loss per share is based on the weighted average number of common shares outstanding during the period. This number has not been adjusted for outstanding options since the average would be antidilutive.

Property and Equipment

Property and equipment are stated at cost, less accumulated depreciation. Depreciation is provided for using the straight-line method over the useful life of the assets.

Other Comprehensive Income

INTREorg Systems,  Inc. has no material components of other comprehensive income
(loss), and accordingly, net loss is equal to comprehensive loss in all periods.

Note 2 - FEDERAL INCOME TAX

The Company has made no provision for income taxes because there have been no operations to date causing income for financial statement or tax purposes.

The Financial Accounting Standards Board (FASB) has issued Statement of Financial Accounting Standards Number 109 ("SFAS 109"), "Accounting for Income Taxes", which requires a change from the deferred method to the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred income taxes are recognized for the tax consequences of "temporary differences" by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax basis of existing assets and liabilities.


                                                                  2007
Deferred tax assets:
Net operating loss carryforwards                             $  1,960,515
Valuation allowance                                            (1,960,515)
                                                             ------------
Net deferred tax assets                                      $          0

At December 31, 2007, the Company had net operating loss carry forwards of approximately $1,960,515 for federal income tax purposes. These carryforwards if not utilized to offset taxable income will begin to expire in 2018.

                             INTREorg Systems, Inc.
                          Notes to Financial Statements
                                December 31, 2007

Note 3 - CAPITAL STOCK TRANSACTIONS

The authorized capital stock of the Company is 10,000,000 shares of common stock at no par value. The Company issued no shares of stock for cash. The Company issued 500,000 shares for services rendered valued at $50,000. The Company also issued 2,947,000 shares for interest to providers of bridge loans valued at $26,900.

The Company has authorized 2,000,000 shares of preferred stock at no par value. During 2006 the Company issued no shares of preferred stock. These preferred shares are convertible into one share of common stock for each share of preferred stock on a one for one basis at the discretion of the Company or the stockholder. The Company does not pay dividends and there are no dividend preferences included with these shares.

Note 4 - GOING CONCERN

The Company's financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company's current liabilities exceed the current assets by $1,439,312. The Company generated no revenue for the period indicated against expenses of $383,975 resulting in a net loss of $383,975.

The Company is in the development stage and has earned minimal revenues from operations. The Company's ability to continue as a going concern is dependent upon its ability to develop additional sources of capital or locate a merger candidate and ultimately, achieve profitable operations. There can be no assurance that the Company will be successful in obtaining such financing, or that it will attain positive cash flow from operations. Management believes that actions presently being taken to revise the Company's operating and financial requirements provide the opportunity for the Company to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of these uncertainties. Management is seeking new capital to carry forward the purposes of the Company.

Note 5 - INTERIM FINANCING

During the past year the Company has raised approximately $223,500 in bridge loans in addition to the $280,886 raised previously to be able to continue operations. These loans carry interest rates from 6% to 10% per annum and have due dates between 90 and 180 days. The providers of these loans were also given shares of common stock in the amount of 1 share of common stock for each dollar of loan. At renewal time the providers were given an equal amount of stock while the interest was accrued.

                             INTREorg Systems, Inc.
                          Notes to Financial Statements
                                December 31, 2007

Note 6 - BUSINESS SEGMENT INFORMATION

INTREorg Systems, Inc. is structured to operate primarily in a single operating segment, namely the providing of internet consulting and "back office" services to other companies. This consists in offering internet consulting, accounting, payroll, accounts receivable and accounts payable management. There already exist a number of larger better established companies in this segment and the Company will most likely experience some difficulty in attracting clients.

Note 7 - FINANCIAL ACCOUNTING DEVELOPMENTS

In June 2006, the FASB issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes - An Interpretation of FASB Statement No. 109, (FIN 48). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements in accordance with FASB Statement No. 109, Accounting for Income Taxes. FIN 48 also prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return that results in a tax benefit. Additionally, FIN 48 provides guidance on de-recognition, income statement classification of interest and penalties, accounting in interim periods, disclosure, and transition. This interpretation is effective for the Company for its fiscal year ending June 30, 2008. The Company has not yet evaluated the effect that the application of FIN 48 may have, if any, on its future results of operations and financial condition.

In September 2006 the FASB issued SFAS No. 157, "Fair Value Measurements". SFAS No. 157 defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles and expands fair value disclosure requirements. SFAS No. 157 applies whenever another accounting standard requires (or permits) assets or liabilities to be measured at fair value, but does not expand the use of fair value to new circumstances. SFAS No. 157 is effective beginning in 2008. The Company has not yet determined the effect SFAS No. 157 will have on its financial statements.

In September 2006 the FASB issued SFAS No. 158, "Employers' Accounting for Defined Benefit Pension and Other Post Retirement Plans". SFAS No. 158 requires the Company to recognize the funded status of its post retirement plans on the balance sheet and recognize as a component of accumulated other comprehensive income the gains and losses, prior service costs or credits that occur during the financial year but are not recognized as components of the Company's pension costs This Statement is effective as of the beginning of its first fiscal year that begins after December 15, 2008. The Company does not expect application of SFAS No. 156 to have a material effect on its financial statements.

                             INTREorg Systems, Inc.
                          Notes to Financial Statements
                                December 31, 2007

Note 7 - FINANCIAL ACCOUNTING DEVELOPMENTS - CONTINUED

In February 2007 the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities - Including an amendment of FASB
Statement No. 115". SFAS No. 159 permits entities to choose to measure many financial instruments and certain other items at fair value. The amendment to SFAS No. 115 applies to all entities with investments in available-for-sale or trading securities. The statement is effective for fiscal years beginning after November 15, 2007. The Company has not yet determined the effect SFAS No. 159 will have on its financial statements.

                             INTREORG SYSTEMS, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                     Unaudited Financial Statements for the
                        Three Months Ended March 31, 2008
                                  (Unaudited)

                             INTREorg Systems, Inc.
                          (A Development Stage Company)
                                 Balance Sheets

                                                                           March 31,             December 31,
                                                                              2008                   2007
                                                                          (Unaudited)             (Audited)
                                                                       -------------------    -------------------
ASSETS:

Current Assets:
          Cash                                                         $                -     $                -

          Accounts Receivable                                                       9,577                  9,577

          Advances Receivable                                                      11,738                 11,078
                                                                       -------------------    -------------------
                  Total Current Assets
                                                                                   21,315                 20,655


Furniture and fixtures - net                                                       10,207                 10,207


Deposits                                                                            6,900                  6,900

Investment - Fusion Equity                                                          1,000                  1,000

TOTAL ASSETS                                                           $           39,422     $           38,762
                                                                       ===================    ===================


LIABILITIES & STOCKHOLDERS' EQUITY

Current Liabilities
          Cash Deficit                                                 $            3,221     $              458

          Accounts payable                                                        521,339                462,225

          Accrued expenses and liabilities                                        502,651                493,640

          Notes Payable                                                           499,386                504,386
                                                                       -------------------    -------------------
                  Total Current Liabilities
                                                                                1,526,597              1,460,709

Stockholders' Equity

Common Stock, no par value; 10,000,000 shares authorized

          5,120,416 and 8,310,416 shares issued and outstanding                   300,055                294,780
          at December 31, 2007 and December 31, 2006 respectively

Preferred Stock, no par value; 2,000,000 shares authorized

          none and 169,100 shares issued and outstanding                          247,100                247,100
          at December 31, 2007 and December 31, 2006 respectively


Deficit accumulated during the development stage                               (2,034,330)            (1,963,827)
                                                                       -------------------    -------------------


                  Total Stockholders' equity                                   (1,487,175)            (1,421,947)
                                                                       -------------------    -------------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                             $           39,422     $           38,762
                                                                       ===================    ===================

    The accompanying notes are an integral part of these financial statements

                             INTREorg Systems, Inc.
                          (A Development Stage Company)
                            Statements of Operations
                                  (Unaudited)

                                                                  For the Three Months Ended           November 3, 2003
                                                                           March 31,                    (Inception) to
                                                                   2008                2007               March 31,
                                                                                                             2008
                                                              ----------------    ----------------    -------------------
Revenue                                                       $             -     $             -     $                -

           Depreciation                                                     -                   -                  6,175

           General and administrative                                  60,967              87,296              2,040,717
                                                              ----------------    ----------------    -------------------


                   Total Expenses                                      60,967              87,296              2,046,892
                                                              ----------------    ----------------    -------------------


Net Operating Loss                                                    (60,967)            (87,296)            (2,046,892)
                                                              ----------------    ----------------    -------------------

Other Revenue / (Expense)


           Forgiveness of debt                                              -                   -                135,750

           Interest Income                                                  -                 285                    356

           Interest Expense                                            (9,536)             (6,458)              (123,544)
                                                              ----------------    ----------------    -------------------

Net Loss                                                      $       (70,503)    $       (93,469)    $       (2,034,330)
                                                              ================    ================    ===================

Net Income/Loss per share of common stock                              *          $         (0.02)
                                                              ================    ================
Weighted average number of common
           shares outstanding                                       8,003,228           4,470,112
                                                              ================    ================


    The accompanying notes are an integral part of these financial statements

                             INTREorg Systems, Inc.
                          (A Development Stage Company)
                              Stockholders' Equity
                                 March 31, 2008
                                  (Unaudited)

                                                                                                       Deficit
                                                                                                    Accum. During
                                              Common Stock               Preferred A Stock         the Development
                                       # of Shares      Amount       # of Shares       Amount            Stage            Totals
                                       -------------    -----------  ------------    -----------  ------------------  --------------


Balance - November 3, 2003                        -     $        -                   $        -   $               -   $           -

   Stock issued for cash                  1,000,000          5,000                                                            5,000

Net Loss for period                                              -                                          (3,325)          (3,325)
                                       -------------    -----------  ------------    -----------  ------------------  --------------
Balance - December 31, 2003               1,000,000          5,000             -              -             (3,325)           1,675
                                       -------------    -----------  ------------    -----------  ------------------  --------------

   Stock issued for cash                     33,000         16,500       169,100        169,100                             185,600

   Stock issued for services                145,833            729                                                              729

   Stock issued for compensation            448,333         13,518                                                           13,518

Net Loss for period                                                                                       (605,823)        (605,823)
                                       -------------    -----------  ------------    -----------  ------------------  --------------
Balances - December 321, 2004             1,627,166         35,747       169,100        169,100           (609,148)        (404,301)


   Stock issued for cash                     64,000         32,000        76,000         76,000                             108,000

   Stock issued for services                297,000          8,850                                                            8,850

   Stock issued for compensation             61,000         30,500                                                           30,500

   Stock issued for interest                990,000          9,900         2,000          2,000                              11,900

Net Loss for period                                                                                       (657,305)        (657,305)
                                       -------------    -----------  ------------    -----------  ------------------  --------------
Balances - December 31, 2005              3,039,166        116,997       247,100        247,100         (1,266,453)        (902,356)

   Stock issued for services                250,000        125,000                                                          125,000

   Stock issued for interest              1,831,250         18,313                                                           18,313

Net Loss for period                                                                                       (313,399)        (313,399)
                                       -------------    -----------  ------------    -----------  ------------------  --------------
Balances - December 31, 2006              5,120,416        260,310       247,100        247,100         (1,579,852)      (1,072,442)

   Stock issued for services                500,000          5,000                                                            5,000

   Stock issued for interest              2,690,000         26,900                                                           26,900

Net Loss for period                                                                                       (380,663)        (380,663)
                                       -------------    -----------  ------------    -----------  ------------------  --------------
Balances - December 31, 2007              8,310,416     $  292,210       247,100       $247,100   $     (1,960,515)   $  (1,421,205)

   Stock issued for services                587,000          5,870                                                            5,870

   Stock issued for interest                207,500          2,075                                                            2,075

   Adjust in dollar amount for common                        (100)                                                             (100)

   Rounding difference                                                                                          (1)              (1)

Net Loss for period                                                                                        (73,814)         (73,814)
                                       -------------    -----------  ------------    -----------  ------------------  --------------
Balances - March 31, 2008                 9,104,916     $  300,055       247,100     $  247,100   $     (2,034,330)   $  (1,487,175)
                                       =============    ===========  ============    ===========  ==================  ==============

                                       50

    The accompanying notes are an integral part of these financial statements

                             INTREorg Systems, Inc.
                          (A Development Stage Company)
                            Statements of Cash Flows
                                (Indirect Method)
                                  (Unaudited)

                                                                                                           November 3, 2003
                                                                         Three Months Ended                 (Inception) to
                                                                               March 31,                      March 31,
                                                                        2008               2007                  2008
                                                                   ----------------   ----------------    -------------------
Cash Flows from Operating Activities

Net Profit (Loss)                                                  $       (70,503)   $       (93,469)    $       (2,034,329)

          Depreciation                                                           -                  -                  6,165

Adjustments to reconcile net loss to net cash used by operating activities

Changes in operating assets and liabilities
          Increase in Accounts Receivable and Advances                        (660)               500                (21,315)

          Increase in notes receivable and accrued interest                                   (18,284)

          Increase in Accounts Payable and accrued liabilities              68,125             20,800              1,023,989

          Increase (Decrease) in Deposits                                        -                  -                 (6,900)
                                                                   ----------------   ----------------    -------------------


               Net Cash Flows Used by Operating Activities                  (3,038)           (90,453)            (1,032,390)
                                                                   ----------------   ----------------    -------------------

          Cash Flows from Investing Activities

                   Acquisition of Fixed Assets                                   -                  -                (16,372)

                   Acquisition of Investments                                    -                  -                 (1,000)
                                                                   ----------------   ----------------    -------------------


Net Cash Flows Provided (Used) by Investing Activities                           -                  -                (17,372)
                                                                   ----------------   ----------------    -------------------

Cash Flows from Financing Activities

          Increase (decrease) in loans payable                             (5,000)            174,500                499,386

          Issuance of Preferred A Stock                                          -                  -                247,100

          Issuance of Common Stock                                           5,275                  -                300,055
                                                                   ----------------   ----------------    -------------------


Net Cash Flows Provided by Financing Activities                                275            174,500              1,046,541
                                                                   ----------------   ----------------    -------------------


Net Increase (Decrease) in Cash                                             (2,763)            84,047                 (3,221)
                                                                   ----------------   ----------------    -------------------


Cash at Beginning of Period                                                   (458)            (6,294)                     -
                                                                   ----------------   ----------------    -------------------

Cash at End of Period                                              $        (3,221)   $        77,753     $           (3,221)
                                                                   ================   ================    ===================

Supplemental Disclosure of Cash Flow Information

          Cash paid for interest                                   $             -    $             -     $                -
                                                                   ================   ================    ===================

          Cash paid for taxes                                      $             -    $             -     $                -
                                                                   ================   ================    ===================

    The accompanying notes are an integral part of these financial statements

                             INTREorg Systems, Inc.
                          Notes to Financial Statements
                                 March 31, 2008
                                  (Unaudited)

Note 1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization:

The Company was incorporated under the laws of the State of Texas on November 3, 2003. The Company was organized for the purpose of providing internet consulting and "back office" services to other companies. Also to pursue any other lawful business opportunity as decided upon by the board of directors. The Company's fiscal year end is December 31.

Basis of Presentation - Development Stage Company

The Company has not earned significant revenues from limited principal operations. Accordingly, the Company's activities have been accounted for as those of a "Development Stage Enterprise" as set forth in Financial Accounting Standards Board Statement No. 7 ("SFAS 7"). Among the disclosures required by SFAS & are that the Company's financial statements be identified as those of a development stage company, and that the statements of operations, stockholders' equity (deficit) and cash flows disclose activity since the date of the Company's inception.

Basis of Accounting

The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States.

Cash and Cash Equivalents

The Company considers all highly-liquid debt instruments, with an original maturity of three months, to be cash equivalents.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

                             INTREorg Systems, Inc.
                          Notes to Financial Statements
                                 March 31, 2008
                                  (Unaudited)

Net Loss Per Share

Net loss per share is based on the weighted average number of common shares outstanding during the period. This number has not been adjusted for outstanding options since the average would be antidilutive.

Property and Equipment

Property and equipment are stated at cost, less accumulated depreciation. Depreciation is provided for using the straight-line method over the useful life of the assets.

Other Comprehensive Income

INTREorg Systems,  Inc. has no material components of other comprehensive income
(loss), and accordingly, net loss is equal to comprehensive loss in all periods.

Note 2 - FEDERAL INCOME TAX

The Company has made no provision for income taxes because there have been no operations to date causing income for financial statement or tax purposes.

The Financial Accounting Standards Board (FASB) has issued Statement of Financial Accounting Standards Number 109 ("SFAS 109"), "Accounting for Income Taxes", which requires a change from the deferred method to the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred income taxes are recognized for the tax consequences of "temporary differences" by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax basis of existing assets and liabilities.


                                                              2008
Deferred tax assets:
Net operating loss carryforwards                           $2,034,330
Valuation allowance                                        (2,034,330)
                                                          ------------
Net deferred tax assets                                    $        0

At March 31, 2008, the Company had net operating loss carry forwards of approximately $2,034,330 for federal income tax purposes. These carryforwards if not utilized to offset taxable income will begin to expire in 2018

                             INTREorg Systems, Inc.
                          Notes to Financial Statements
                                 March 31, 2008
                                  (Unaudited)

Note 3 - CAPITAL STOCK TRANSACTIONS

During the quarter ended the Company, pursuant to a vote of the stockholders approved an increase in the authorized shares from 10,000,000 to 100,000,000. At the same time the conversion of the preferred stock from preferred to common was approved.

The authorized capital stock of the Company is 100,000,000 shares of common stock at no par value. The Company issued no shares of stock for cash. The
Company issued 587,000 shares for services rendered valued at $58,700. The Company also issued 207,500 shares for interest to providers of bridge loans valued at $2,075.

The Company has authorized 2,000,000 shares of preferred stock at no par value. During 2006 the Company issued no shares of preferred stock. These preferred shares are convertible into one share of common stock for each share of preferred stock on a one for one basis at the discretion of the Company or the stockholder. The Company does not pay dividends and there are no dividend preferences included with these shares.

Note 4 - GOING CONCERN

The Company's financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company's current liabilities exceed the current assets by $1,505,282. The Company generated no revenue for the period indicated against expenses of $70,500 resulting in a net loss of $70,500.

The Company is in the development stage and has earned minimal revenues from operations. The Company's ability to continue as a going concern is dependent upon its ability to develop additional sources of capital or locate a merger candidate and ultimately, achieve profitable operations. There can be no assurance that the Company will be successful in obtaining such financing, or that it will attain positive cash flow from operations. Management believes that actions presently being taken to revise the Company's operating and financial requirements provide the opportunity for the Company to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of these uncertainties. Management is seeking new capital to carry forward the purposes of the Company.

                             INTREorg Systems, Inc.
                          Notes to Financial Statements
                                 March 31, 2008
                                  (Unaudited)

Note 5 - INTERIM FINANCING

During the past quarter the Company has paid approximately $5,000 in bridge loans in addition to the $504,386 raised previously to be able to continue operations. These loans carry interest rates from 6% to 10% per annum and have due dates between 90 and 180 days. The providers of these loans were also given "equity kickers" of stock in the amount of 1 share of common stock for each one cent of loan amount. At renewal time the providers were given an equal amount of stock while the interest was accrued.

Note 6 - BUSINESS SEGMENT INFORMATION

INTREorg Systems, Inc. is structured to operate primarily in a single operating segment, namely the providing of internet consulting and "back office" services to other companies. This consists in offering internet consulting, accounting, payroll, accounts receivable and accounts payable management. There already exists a number of larger better established companies in this segment and the Company will most likely experience some difficulty in attracting clients.

ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Not applicable.


ITEM 15. FINANCIAL STATEMENTS AND EXHIBITS


(a) Audited financial statements for years ended December 31, 2007 and 2006 Unaudited financial statements for the three months ended March 31, 2008

(b)  EXHIBIT NO.                 DESCRIPTION
     -----------                 -----------
           3.1          Articles of Incorporation

           3.2          Articles of Amendment

           3.3          Bylaws

           21.1         List of Subsidiaries of INTREorg Systems, Inc.

           23.1         Consent of Independent Registered Public Accounting Firm

                                   SIGNATURES:

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated: May 29, 2008
                                INTREorg Systems, Inc.

                                /s/Denis L. Iler
                                ------------------------------------------------
                                Denis L. Iler, President, CEO and Director

                                /s/Austin Andres
                                ------------------------------------------------
                                Austin Andres, COO and Director

                                /s/Jeff Huitt
                                ------------------------------------------------
                                Jeff Huitt, CFO and Director

                                /s/Redgie Green
                                ------------------------------------------------
                                Redgie Green, Director

                                /s/Wesley F. Whiting
                                ------------------------------------------------
                                Wesley F. Whiting, Director

                                /s/Russell K. Boyd
                                ------------------------------------------------
                                Russell K. Boyd, Director, Chairman of the Board